SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
•    ☑  Definitive Proxy Statement
•    ☐  Definitive Additional Materials
•    ☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ULTRALIFE BATTERIES, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check boxes if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifies the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ULTRALIFE BATTERIES, INC.
2000 Technology Parkway
Newark, New York 14513

May 1, 2008

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Ultralife Batteries, Inc. on Thursday, June 5, 2008 at 10:30 A.M. at our corporate offices, 2000 Technology Parkway, Newark, New York 14513.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. This package also contains our 2007 Annual Report to Shareholders, which consists of the Company’s annual report and Form 10-K for the fiscal year ended December 31, 2007 and which sets forth important business and financial information concerning your Company.

We hope that you will be able to attend this year’s Annual Meeting.

Very truly yours,

John D. Kavazanjian
President and Chief Executive Officer

ULTRALIFE BATTERIES, INC.
2000 Technology Parkway
Newark, New York 14513

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JUNE 5, 2008

Notice is hereby given that the 2008 Annual Meeting of Shareholders (the “Meeting”) of Ultralife Batteries, Inc. (the “Company”) will be held on Thursday, June 5, 2008 at 10:30 A.M. at our corporate offices, 2000 Technology Parkway, Newark, New York 14513 for the following purposes:

1. to elect eight directors for a term of one year and until their successors are duly elected and qualified;

2. to ratify the selection of BDO Seidman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

3. to approve the amendment to our Certificate of Incorporation to change our corporate name to Ultralife Corporation;

4. to approve the amendment to our Amended and Restated 2004 Long-Term Incentive Plan by increasing from 1,500,000 to 2,000,000 the number of shares of our Common Stock authorized to be issued pursuant to that plan; and

5. to transact such other business as may properly come before the Meeting and any adjournments thereof.

Only shareholders of record of Common Stock, par value $.10 per share, of the Company at the close of business on April 15, 2008 are entitled to receive notice of, and to vote at and attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed proxy, which is solicited by our Board of Directors, and to return it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

Our Annual Report to Shareholders for the fiscal year ended December 31, 2007, which includes the Company’s Form 10-K, is enclosed.

By Order of the Board of Directors

Patricia C. Barron
Chair of the Board of Directors

Dated: May 1, 2008

IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ULTRALIFE BATTERIES, INC.
2000 Technology Parkway
Newark, New York 14513
(315) 332-7100

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JUNE 5, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this proxy statement to our shareholders in connection with our Board of Directors’ solicitation of proxies for use at our 2008 Annual Meeting of Shareholders (the “Meeting”) to be held on Thursday, June 5, 2008, at 10:30 A.M. and at any adjournments thereof. The Meeting will be held at our corporate offices, 2000 Technology Parkway, Newark, New York 14513.

The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to our shareholders is May 1, 2008.

When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the shareholder’s directions. If the proxy is signed and returned without choices having been specified, the shares will be voted FOR the election of each director-nominee named herein, and FOR the other proposals identified herein. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitute nominees proposed by our Board of Directors. A shareholder has the right to revoke a previously granted proxy at any time before it is voted by filing with the Secretary of Ultralife Batteries, Inc. (the “Company”) a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by use of the mails, some of our officers, directors and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. We will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Only shareholders of record at the close of business on April 15, 2008 are entitled to notice of, and to vote at, the Meeting. As of April 15, 2008, there were 17,390,987 shares of our Common Stock, par value $.10 per share (“Common Stock”), issued and outstanding, each entitled to one vote per share at the Meeting.

Quorum

A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. For purposes of determining whether a quorum is present, shareholders of record who are present at the Meeting in person or by proxy and who abstain, including broker non-votes, are considered to be present at the Meeting for purposes of establishing a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum:

Proposal	Vote Required

1. Election of directors	Plurality of the votes duly cast at the Meeting
2. Ratification of the selection of BDO Seidman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008	Majority of the votes duly cast at the Meeting*
3. Approval of the amendment to our Certificate of Incorporation to change our corporate name to Ultralife Corporation	The affirmative vote of holders of a majority of the shares of our Common Stock issued and outstanding as of April 15, 2008
4. Approval of the amendment to our Amended and Restated 2004 Long-Term Incentive Plan by increasing from 1,500,000 to 2,000,000 the number of shares of our Common Stock authorized to be issued pursuant to that plan
Majority of the votes duly cast at the Meeting

*	The selection of BDO Seidman LLP is being presented to our shareholders for ratification. The Audit and Finance Committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the Meeting are considered to be present for the purpose of determining whether a quorum exists and are entitled to vote on all proposals properly brought before the Meeting.

Abstentions will have no effect on the election of directors; however, abstentions will have the effect of voting against the proposals to ratify the selection of our independent registered public accountant, to approve the amendment to the Certificate of Incorporation to change our corporate name to Ultralife Corporation and to approve the amendment to our Amended and Restated 2004 Long-Term Incentive Plan (“Restated LTIP”) because abstentions are deemed to be present and entitled to vote but do not count toward the affirmative vote required to approve the proposals.

Broker Non-Votes

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing brokers who have record ownership of shares that they hold in street name for their clients to vote your shares on routine matters but not otherwise. As a result, your broker may exercise discretion to vote your shares with respect to the election of directors, the ratification of the selection of our independent registered public accountant and the amendment to the Certificate of Incorporation to change our corporate name to Ultralife Corporation because these are considered routine matters. Your broker will not have the authority to exercise discretion to vote your shares with respect to the proposal to amend the Restated LTIP because it is not considered to be a routine matter.

A broker non-vote occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions.

Shares subject to broker non-votes are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement, but they will not be counted for the purpose of determining the number of shares voting on the proposal to approve the amendment to the Restated LTIP and thus will have no effect on the outcome of this proposal.

CORPORATE GOVERNANCE

General

Pursuant to the General Corporation Law of the State of Delaware, the state under which we were organized, and our By-laws, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of the Board of Directors are kept informed of Company business through discussions with our Chief Executive Officer and other corporate officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Our Board of Directors has four standing committees: an Audit and Finance Committee, a Governance Committee, a Compensation and Management Committee and a Mergers and Acquisitions Committee. During 2007, our Board of Directors held 12 meetings and the committees of our Board of Directors held a total of 23 meetings.

Our Board of Directors has determined that all of our directors (other than Mr. Kavazanjian, who serves as our President and Chief Executive Officer) are “independent” for purposes of the listing standards of the Nasdaq Stock Market. Ms. Barron, our non-executive Chair of the Board of Directors, serves as a non-voting ex-officio member of all Board committees.

Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board; and (2) the total number of meetings held by all committees of the Board on which he or she served.

Our Board of Directors has adopted a charter for each of the four standing committees that addresses the composition and function of each committee and has also adopted Corporate Governance Principles that address the composition and function of the Board of Directors. These charters and Corporate Governance Principles are available on our website at www.ultralifebatteries.com under the heading “Investor Relations.”

Our Board of Directors has determined that all of the directors who serve on these committees are “independent” for purposes of the listing standards of the Nasdaq Stock Market, and that the members of the Audit and Finance Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors based these determinations primarily on a review of the responses of the directors to questions regarding employment, compensation history, affiliations and family and other relationships, and on follow-up discussions.

Committees of the Board of Directors

Audit and Finance Committee

The current members of the Audit and Finance Committee are Paula H.J. Cholmondeley (Chair), Carole Lewis Anderson and Anthony J. Cavanna. This committee selects our independent registered public accounting firm and has oversight responsibility for reviewing the scope and results of the independent registered public accounting firm’s annual examination of our financial statements and the quality and integrity of those financial statements, the qualifications and independence of the independent registered public accounting firm, meeting with our financial management and the independent registered public accounting firm to review matters relating to internal accounting controls, our accounting practices and procedures and other matters relating to our financial condition. The Audit and Finance Committee met nine times during 2007.

Our Board of Directors has determined that each of the members of the Audit and Finance Committee is “financially literate” in accordance with the listing standards of the Nasdaq Stock Market. In addition, our Board of Directors has determined that both Ms. Cholmondeley and Mr. Cavanna qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Governance Committee

The current members of the Governance Committee are Carole Lewis Anderson (Chair), Paula H.J. Cholmondeley, Daniel W. Christman and Ranjit C. Singh. This committee reviews the performance and compensation of our directors, makes recommendations to our Board of Directors for membership and committee assignments and for the compensation of our directors, and manages the annual evaluation of the performance of our Chief Executive Officer. The Governance Committee met six times during 2007.

The Governance Committee identifies potential nominees for directors based on recommendations received by directors or from shareholders as described below. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The committee may also ask the candidate to meet with management and other members of our Board of Directors. In evaluating a candidate, the Board of Directors, with the assistance of the Governance Committee, takes into account a variety of factors as described in our Corporate Governance Principles.

Compensation and Management Committee

The current members of the Compensation and Management Committee are Daniel W. Christman (Chair), Anthony J. Cavanna, Ranjit C. Singh and Bradford T. Whitmore. The Compensation and Management Committee has general responsibility for determining the remuneration of officers elected by the Board of Directors, granting stock options and restricted stock and otherwise administering our equity compensation plans, and approving and administering any other compensation plans or agreements. Our Restated LTIP is administered by the Compensation and Management Committee. The Compensation and Management Committee met five times during 2007.

Mergers and Acquisitions Committee

The current members of the Mergers and Acquisitions Committee are Ranjit C. Singh (Chair), Carole Lewis Anderson, Anthony J. Cavanna and Bradford T. Whitmore. The Mergers and Acquisitions Committee is responsible for identifying and evaluating acquisition opportunities. The Mergers and Acquisitions Committee met three times during 2007.

Shareholder Recommendations for Director Nominations

As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board of Directors, including nominations submitted by shareholders. Such recommendations, if any, should be sent to Corporate Secretary, Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513. Any recommendations submitted to the Corporate Secretary should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the Securities and Exchange Commission (“SEC”) in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of the Company, if elected. The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation.

Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. The Governance Committee considers the composition and size of the existing Board of Directors, along with other factors, in making its determination to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of our Board of Directors. In evaluating a candidate, the Board of Directors, with the assistance of the Governance Committee, takes into account a variety of factors as described in our Corporate Governance Principles.

Annual Meeting Attendance

Our policy is that all of the directors, absent special circumstances, should attend the Company’s Annual Meeting of Shareholders. A regular meeting of the Board of Directors is typically scheduled in conjunction with the Annual Meeting of Shareholders. All directors, including Mr. Whitmore who was nominated for the first time, attended last year’s Annual Meeting of Shareholders.

Executive Sessions

Our Corporate Governance Principles require our Board of Directors to meet in executive session regularly by requiring our independent directors to have at least four regularly-scheduled meetings per year without any management present. Our Board of Directors met in executive session eight times during 2007. In addition, our standing committees meet in executive session on a regular basis.

Communicating with the Board of Directors

Shareholders interested in communicating directly with our Board of Directors as a group may do so in writing to the Company’s Corporate Secretary, Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513. The Corporate Secretary will review all such correspondence and forward to our Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit and Finance Committee and handled in accordance with the procedures established by the Audit and Finance Committee with respect to such matters.

Code of Ethics

We have a Code of Ethics applicable to all employees, including the Principal Executive Officer and the Principal Financial Officer, and, to the extent it applies to their activities, all members of the Board of Directors. Our Code of Ethics incorporates the elements of a code of ethics specified in Item 406 of Regulation S-K and also complies with the Nasdaq Stock Market requirements for a code of conduct. Shareholders can find a link to this Code of Ethics on the Company’s website at www.ultralifebatteries.com under the heading “Investor Relations.” We intend to post amendments to or waivers (whether expressed or implied) from the Code of Ethics (to the extent applicable to the Principal Executive Officer or Principal Financial Officer) at the same location on our website as the Code of Ethics.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently has eight directors, all of whom have been nominated to serve for an additional one year term. If elected, each director standing for election shall serve until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented below.

Name	Age	Present Principal Occupation and Employment History

Carole Lewis Anderson	63	Ms. Anderson has been a director of the Company since June 2006 and is a co-founder and principal of Suburban Capital Markets, Inc., a commercial real estate finance company. Prior to her affiliation with Suburban, Ms. Anderson was President and Chief Executive Officer of MNC Investment Bank and Managing Director for Merger and Acquisition Services. Prior to joining MNC Investment Bank, Ms. Anderson served for two years as Senior Vice President for Corporate Development of Hasbro Inc. and as President of its Infant Products Division. Prior to that, she was Managing Director, Mergers and Acquisitions at Paine Webber Inc. Ms. Anderson is a member of the Editorial Board of Southeast Real Estate Business.

Name	Age	Present Principal Occupation and Employment History

Patricia C. Barron	65	Ms. Barron, who is currently retired, has been a director of the Company since December 2000 and has served as Chair of the Board of Directors since June 2007. Ms. Barron serves as a director of Quaker Chemical Corporation, Teleflex Incorporated and United Services Automobile Association, an insurance mutual corporation. She also serves on a number of non-profit organizations, with a focus on education and health. Ms. Barron had a 28-year career in business. She was an Associate at McKinsey and Company and then moved to Xerox Corporation where she became a corporate officer and held the positions of Vice President of Business Operation Support, President of Engineering Systems and President of Office Document Products. Most recently she has been a Clinical Associate Professor at the Leonard N. Stern School of Business of New York University, where she focused on issues of corporate governance and leadership.
Anthony J. Cavanna	68	Mr. Cavanna, who is currently retired, has been a director of the Company since December 2003. From August 2005 to August 2007, he returned from retirement to serve as the Chief Executive Officer and Chairman of the Board of Directors of Trex Company, Inc., the nation’s largest manufacturer of alternative decking products. Prior to his retirement in 2003, he served as the Executive Vice President, Chief Financial Officer and director of Trex Company, Inc. and its predecessor company Trex Company, LLC. Before forming Trex Company, LLC in 1996 by leading a management buyout from Mobil Chemical Company, Mr. Cavanna spent 33 years with Mobil and held a variety of positions, including Group Vice President, Vice President-Planning and Finance, Vice President of Mobil Chemical and General Manager of its Films Division Worldwide, President and General Manager of Mobil Plastics Europe and Vice President-Planning and Supply of the Films Division.
Daniel W. Christman	64	Mr. Christman was appointed to the Board of Directors in August 2001. He is currently Senior Vice President International Affairs for the U.S. Chamber of Commerce, a position he has held since June 2003, and was previously the Executive Director of the Kimsey Foundation in Washington, D.C. Prior to that, he was Superintendent for the U.S. Military Academy at West Point, New York from June 1996 until July 2001. He currently serves as a director of United Services Automobile Association, an insurance mutual corporation and Entegris, Inc., a semi-conductor equipment manufacturer.

Name	Age	Present Principal Occupation and Employment History

Paula H.J. Cholmondeley	61	Ms. Cholmondeley has been a director of the Company since June 2004. She is currently an independent strategy consultant with accounting expertise. From 2000 to 2004, she was Vice President and General Manager, Specialty Products of Sappi Fine Paper, North America. She has occupied management positions in Owens Corning, the Faxon Company and Blue Cross Blue Shield of Greater Philadelphia. Ms. Cholmondeley is a former certified public accountant and our Sarbanes-Oxley “audit committee financial expert” and currently serves on the Board of Directors of Dentsply International, Inc., Minerals Technology Inc., Albany International Corp., Terex Corporation and as an independent trustee of Nationwide Mutual Funds.
John D. Kavazanjian	57	Mr. Kavazanjian was elected as the Company’s President and Chief Executive Officer effective July 12, 1999 and as a director on August 25, 1999. Prior to joining the Company, Mr. Kavazanjian worked for Xerox Corporation from 1994 in several capacities, most recently as Corporate Vice President, Chief Technology Officer, Document Services Group. From 1992 until 1994, he was the Senior Vice President, Operations for Kendal Square Research Corporation, a high performance computer manufacturer. From 1991 to 1992, he was the Chief Operating Officer for Network Computing, Inc. Mr. Kavazanjian also serves on the Board of Directors of ViaHealth of Wayne Foundation.
Ranjit C. Singh	55	Mr. Singh has been a director of the Company since August 2000, and served as Chairman of the Board from December 2001 to June 2007. Mr. Singh is currently President and Chief Executive Officer of Aptara, Inc. (formerly known as Tech Books), a content outsourcing services company, a position he has held since February 2003. From February 2002 to February 2003, Mr. Singh served as President and Chief Executive Officer of Reliacast Inc., a video streaming software and services company. Prior to that, he was President and Chief Operating Officer of ContentGuard, which develops and markets digital property rights software. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses. Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed Computing. Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and Digital Equipment Corporation. Since January 2005, Mr. Singh has served on the Board of Directors of Authentidate Holding Corp.
Bradford T. Whitmore	50	Mr. Whitmore has been a director of the Company since June 2007. He is Managing Partner of Grace Brothers, Ltd., an investment firm which holds approximately 26.2% of the outstanding shares of our Common Stock. Within the past five years, Mr. Whitmore has served as a director of Sunterra Corp. and Ladish Co. as well as several non-public companies and not-for-profit organizations.

Our Board of Directors has unanimously approved the above-named nominees for directors. Our Board of Directors recommends a vote FOR all of these nominees.

DIRECTORS’ COMPENSATION

We use a combination of cash compensation and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In 2006, we retained an executive compensation consultant to conduct a survey of certain of our peer group companies to ascertain whether our overall executive compensation was appropriate and balanced. Our practice will be to resurvey every two to three years unless we perceive that there has been a major change in the Company or the market which would warrant a more frequent survey. At the direction of our Governance Committee, management undertook a review of director compensation at those same peer group companies and provided their conclusions to our Governance Committee. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties to the Company, the skill-level required by the Company of members of our Board of Directors, and, based on an independent review by our external compensation consultant, of the compensation paid to directors in similar sized organizations in our industry. After reviewing the information provided, our Board of Directors approved a new director compensation program in 2006 that became effective July 1, 2007. It remains designed to deliver annual director compensation at approximately the median of companies in similar industries and of similar size. The compensation program was changed only to reflect any change in the value of the shares granted as restricted stock awards so that the aggregate dollar value of the award remained unchanged from the prior year. The cash component of director compensation also remained the same.

Directors’ Cash Compensation

Each non-employee director received during 2007 a $3,000 quarterly retainer, and the Chair of the Board received a $5,000 quarterly retainer. Each non-employee director also received $1,000 for each Board meeting attended; subject, however, to the provision that the meeting compensation was reduced by 50% if the director participated by conference call. Each non-employee director also received $750 for each meeting of one of the four standing committee meetings attended, whether in person or by telephone. The Chair of the Audit and Finance Committee received a $1,250 quarterly retainer, the Chairs of the Governance Committee and the Compensation and Management Committee received a $625 quarterly retainer and the Chair of the Mergers and Acquisitions Committee received a $250 quarterly retainer. For Board and committee service during 2007, we paid our directors an aggregate $206,750.

Directors’ Stock-Based Incentive Compensation

At their meeting on June 6, 2007, the Board of Directors reaffirmed the compensation policy that was adopted on June 8, 2006, including the equity compensation policy for directors, whereby each director will receive an annual award of shares of the Company’s Common Stock that are subject to forfeiture restrictions that lapse over time (“Restricted Stock”). For the July 2007 award of Restricted Stock, the Board determined that the aggregate value of the award for each non-employee director should remain at $40,000 and that the aggregate value of the award for the Board Chair should remain at $66,000. To determine the number of shares of Restricted Stock to award based on this valuation, the $40,000 and $66,000 award values were divided by the closing price of the Common Stock on July 2, 2007, which was $10.57. Specifically, on July 2, 2007, each incumbent non-employee director received 3,784 shares of Restricted Stock and the Chair of the Board of Directors received an additional 2,460 shares of Restricted Stock. The forfeiture restrictions applicable to the shares of Restricted Stock issued to all directors other than the Board Chair lapsed with respect to 946 of the shares on each of August 15, 2007, November 15, 2007 and February 15, 2008 and will lapse with respect to a further 946 shares on May 15, 2008. The forfeiture restrictions applicable to the shares of Restricted Stock issued to the Board Chair lapsed with respect to 1,561 of the shares on each of August 15, 2007, November 15, 2007 and February 15, 2008 and will lapse with respect to a further 1,561 shares on May 15, 2008.

The Board of Directors moved to a Restricted Stock award in June 2006 in order to improve the Company’s annual equity burn rate. Equity burn rate analysis is a measure of dilution that shows how rapidly a company is using its shares reserved for equity compensation plans. This analysis is frequently used by institutional investors to determine whether they should support or reject equity compensation proposals submitted to a company’s shareholders for approval. To calculate a company’s equity burn rate percentage, the sum of the total number of shares represented by stock options granted in a fiscal year, plus two times the total number of shares of restricted stock or other stock awards awarded in that year, is divided by the gross number of shares outstanding at the end of that year. The Company has previously committed to maintaining an average annual equity burn rate for the fiscal years ending December 31, 2006, 2007 and 2008 not exceeding 2.93% per year. This equity burn rate of 2.93% corresponds to the current mean plus one standard deviation of the Standard & Poor’s Global Industry Classification Standards peer group pertinent to the Company and is slightly lower than the Company’s average annual equity burn rate of 3.12% for the fiscal years ended December 31, 2003, 2004 and 2005. The Company’s burn rates for the fiscal years ended December 31, 2006 and 2007 were 4.95% and 2.39%, respectively.

Directors also have share ownership guidelines which require them to hold shares at least equal in value to the amount of their annual cash retainer. Directors have three years to achieve the required holdings. Furthermore, until the required shareholding guidelines are met, directors are required to hold at least 50% of all vested after-tax shares and 50% of shares received on exercise of stock options. Currently, all of our directors meet the share ownership guidelines.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007.

	Fees Earned or	Stock Awards	Option Awards	Total
Name (1)	Paid in Cash ($)	($)(2)	($)	($)

Carole Lewis Anderson	29,500	40,499	0	69,999
Patricia C. Barron	32,000	55,381	0	87,381
Anthony J. Cavanna	31,750	40,499	0	72,249
Paula H.J. Cholmondeley	36,250	40,499	0	76,749
Daniel W. Christman	30,000	40,499	0	70,499
Ranjit C. Singh	33,250	52,244	0	85,494
Bradford T. Whitmore	14,000	22,891	0	36,891

Total	206,750	292,512	0	499,262

(1)	Bradford T. Whitmore began his term as a director on June 6, 2007 following his election by the shareholders to the Board of Directors at the 2007 Annual Meeting of Shareholders. John D. Kavazanjian is ineligible to receive compensation for his service as a director because he is an employee of the Company, serving as the Company’s President and Chief Executive Officer.

(2)	The amounts set forth in this column reflect shares of restricted stock granted during 2007. The amounts listed are equal to the compensation cost recognized during 2007 for financial statement purposes in accordance with Statement of Financial Accounting Standards, No. 123 (Revised 2004), Share-Based Payment (“FAS 123(R)”). Additional information related to the calculation of the compensation cost is set forth in Note 8 to our audited financial statements included in our 2007 Annual Report on Form 10-K. The number of restricted shares granted in 2007, and the grant date fair value of those grants, determined in accordance with FAS 123(R), is set forth below.

			Grant Date
Name	Grant Date	Shares (#)	Fair Value ($)

Carole Lewis Anderson	7/2/2007	3,784	39,997
Patricia C. Barron	7/2/2007	6,244	65,999
Anthony J. Cavanna	7/2/2007	3,784	39,997
Paula H.J. Cholmondeley	7/2/2007	3,784	39,997
Daniel W. Christman	7/2/2007	3,784	39,997
Ranjit C. Singh	7/2/2007	3,784	39,997
Bradford T. Whitmore	7/2/2007	3,784	39,997

PROPOSAL 2

RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman LLP, independent registered public accountants, served as the independent registered public accounting firm of the Company in connection with the audit of the Company’s financial statements for 2006 and 2007.

The firm of PricewaterhouseCoopers LLP, independent registered public accountants, served as the independent registered public accounting firm of the Company in connection with the audit of the Company’s financial statements for 2005.

On June 8, 2006, with the approval of the Company’s Audit and Finance Committee, the Company dismissed its independent registered public accountants, PricewaterhouseCoopers LLP, and subsequently engaged BDO Seidman LLP as its new independent registered public accountants for 2006. The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles.

During 2004 and 2005, and the subsequent interim period through April 1, 2006, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of any such disagreements in connection with their reports on the Company’s financial statements for such years.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within 2004 or 2005, and the subsequent interim period through April 1, 2006 preceding our determination not to renew the engagement of PricewaterhouseCoopers LLP.

During 2004 and 2005, the Company did not consult with BDO Seidman LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events required by applicable securities laws.

Our Audit and Finance Committee has selected BDO Seidman LLP as our independent registered public accounting firm for 2008. This selection will be presented to our shareholders for their ratification at the Meeting. The Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the shareholders do not ratify this selection, the Audit and Finance Committee will seek to identify and address the reason or reasons why the shareholders did not ratify the committee’s selection.

We have been advised by BDO Seidman LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, we intend to give such representative an opportunity to make any statements if he or she should so desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by BDO Seidman LLP for 2006 and 2007 were:

	BDO	BDO
	2006	2007

Audit Fees	$570,074	$701,799
Audit-Related Fees	0	0
Tax Fees	0	10,000
All Other Fees	0	0

Total	$570,074	$711,799

Audit Fees

Audit fees for 2006 and 2007, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

Audit-Related Fees

There were no audit-related fees for 2006 and 2007.

Tax Fees

Tax fees for 2007 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees

There were no all other fees for 2006 and 2007.

Our Audit and Finance Committee has not adopted pre-approval policies and procedures for audit and non-audit services. Accordingly, this proxy statement does not include disclosure regarding pre-approval policies and procedures and related information. The engagement of BDO Seidman LLP for non-audit accounting and tax services during 2007, was limited to circumstances where those services were considered integral to the audit services that it provided or where there was another compelling rationale for using BDO Seidman LLP. All audit, audit-related and permitted non-audit services for which BDO Seidman LLP was engaged were pre-approved by our Audit and Finance Committee in compliance with applicable SEC requirements.

EXECUTIVE OFFICERS

The names of, and certain information with respect to, our executive officers who are not director nominees are presented below.

Name	Age	Present Principal Occupation and Employment History

Julius M. Cirin	54	Mr. Cirin, a battery industry veteran, was named Vice President of Corporate Marketing and Technology in February 2006, having served as Vice President of Corporate Marketing since August 2000. He joined the Company as Director of Marketing in March 1991 at its founding. Prior to this, Mr. Cirin served as Quality Assurance Manager for Eastman Kodak Company in the Ultra Technologies Division from 1986 to 1989. From 1979 to 1986, Mr. Cirin worked at Duracell USA in several product, process engineering and quality management positions. Mr. Cirin has a B.S. in Interdisciplinary Studies from St. John Fisher College.

Name	Age	Present Principal Occupation and Employment History

Peter F. Comerford	50	Mr. Comerford was named Vice President of Administration and General Counsel on July 1, 1999 and was elected Secretary of the Company in December 2000. He joined the Company in May 1997 as Senior Corporate Counsel and was appointed Director of Administration and General Counsel in December of that year. Prior to joining the Company, Mr. Comerford was a practicing attorney for approximately fourteen years having worked primarily in municipal law departments including the City of Niagara Falls, New York where he served as the Corporation Counsel. Mr. Comerford has a B.A. from the State University of New York at Buffalo, an MBA from Canisius College and a J.D. from the University of San Diego School of Law.
James E. Evans	59	Mr. Evans was named Vice President of Business Operations in March 2008, having served as Vice President and General Manager of the Company’s Government and Defense Business since February 2007. He joined Ultralife in July 2006 as Vice President of the Government and Defense Business when the Company acquired McDowell Research Corp., where he served as Vice President of Sales and Marketing since July 2001. Prior to this, Mr. Evans served as Vice President of Sales and Marketing for Turtle Mountain Communications from January 2000 to July 2001. From November 1989 to December 1999, he was Director of Special Operations and Navy Business Development at Harris Corporation. From July 1968 to December 1989, Mr. Evans served in the U.S. Navy in the communications field where he retired with the rank of Chief Warrant Officer 3.
Philip A. Fain	53	Mr. Fain, Vice President of Business Development, joined the Company in March 2008. Prior to joining Ultralife, he was Managing Partner of CXO on the GO, a management-consulting firm, which he co-founded in November 2003. Prior to founding CXO on the GO, Mr. Fain served as Vice President of Finance - RayBan Sunoptics for Luxottica, SpA. Prior to the acquisition of Bausch & Lomb’s global eyewear business by Luxottica, Mr. Fain served as B&L’s Senior Vice President Finance - Global Eyewear from 1997 to 1999 and as Vice President and Controller for the US Sunglass business from 1993 to 1996. From 1983 to 1993, Mr. Fain served in various positions with B&L including executive positions in corporate accounting, finance and audit. Mr. Fain began his career as a CPA and consultant with Arthur Andersen & Co. in 1977. He received his BA in Economics from the University of Rochester and MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester.

Name	Age	Present Principal Occupation and Employment History

Robert W. Fishback	52	Mr. Fishback joined the Company in December 1998 as Corporate Controller. He became Vice President of Finance and Chief Financial Officer in October 1999 and was appointed Treasurer of the Company in December 2002. Prior to joining the Company, Mr. Fishback served as Controller-Shared Services for ITT Industries, a diversified manufacturing company, from 1997 to 1998. From 1995 to 1997, he was Director-Corporate Accounting for Goulds Pumps Inc., a manufacturer of industrial and commercial pumps. From 1983 to 1995, Mr. Fishback served in various managerial capacities in finance and operations with Frontier Corporation, a provider of local and long-distance telecommunications services. Mr. Fishback began his career in public accounting with Deloitte and Touche in 1978. He is a CPA and has an MBA in finance from the State University of New York at Buffalo. His undergraduate degree in accounting is from Grove City College.
Patrick R. Hanna, Jr.	59	Mr. Hanna was named Vice President of Corporate Strategy and Business Integration in February 2006, having served as Vice President of Corporate Strategy since December 2001. He joined the Company in February 2000 as Director of Strategic Planning after a 23 year career with Xerox Corporation. Mr. Hanna served in many capacities in the areas of strategic and business planning development, most recently as the Strategic Planning Manager of the Xerox Internet and Software Services organization. Mr. Hanna has a B.S. in electrical engineering from Howard University and an MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester.
Philip M. Meek	47	Mr. Meek was named Chief Operating Officer of the Company’s Stationary Power Services unit in November 2007, having served as Vice President of Manufacturing since January 2002. He joined the Company in August 1998 as Production Manager, and in September 1999 became Director of Primary Battery Manufacturing. Prior to this, Mr. Meek worked for Duracell USA from 1989 to 1998 where he held several manufacturing management positions at Duracell’s largest alkaline battery manufacturing facility. Mr. Meek has a B.S. from Indiana University of Pennsylvania.
Andrew J. Naukam	48	Mr. Naukam, Vice President of Far East Operations since December 2007, joined the Company in 1994 as Engineering Manager and held positions as Director of Engineering, Vice President of R&D and Director of Manufacturing for our UK operations. Mr. Naukam was named Chief Operating Officer of the Company’s subsidiary ABLE New Energy Co., Ltd. in December 2007. Most recently, he held the position of Chief Operating Officer of our McDowell Research unit having previously served as Vice President of Quality Assurance. Prior to working for us, Mr. Naukam worked for Hansford Manufacturing Corp. from 1991 to 1994, and as a project engineer for Bausch & Lomb’s Eyewear Division from 1989 to 1991. From 1986 to 1989, Mr. Naukam was a mechanical development engineer for the Ultra Technologies Division of Eastman Kodak Company. Mr. Naukam has a B.S. in mechanical engineering from the State University of New York at Buffalo.

Name	Age	Present Principal Occupation and Employment History

William A. Schmitz	45	Mr. Schmitz, currently Chief Operating Officer, joined the Company in December 1999 as Vice President, Manufacturing, Primary Batteries, and became Vice President and General Manager, Primary Batteries in 2001 and Chief Operating Officer in 2002. Before this, Mr. Schmitz worked for Bausch & Lomb from 1985 to 1999 in several positions, most recently as Director, New Product Development in the Eyewear Division from 1995 to 1999. Mr. Schmitz has an M.S. in Operations Management from the University of Rochester and a B.S. in Mechanical Engineering from the Rochester Institute of Technology.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s Common Stock as of April 15, 2008 by each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, with percentages based on 17,390,987 shares issued and outstanding.

	Number of Shares	Percent of Class
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Grace Brothers, Ltd. (1)	4,518,616	26.0%
1560 Sherman Avenue, Suite 900
Evanston, IL 60201
Invesco Ltd. (2)	1,252,473	7.2%
1360 Peachtree Street NE
Atlanta, GA 30309

(1)	This information as to the beneficial ownership of shares of the Company’s Common Stock is based on the Schedule 13D/A (Amendment No. 5) dated March 2, 2007 filed with the SEC by Grace Brothers, Ltd., an Illinois limited partnership, Bradford T. Whitmore (“Whitmore”) and Spurgeon Corporation (“Spurgeon”), its general partners, that reports beneficial ownership of 4,419,542 shares of the Company’s Common Stock, and on a March 15, 2007 Form 4 - Statement of Changes in Beneficial Ownership, filed with the SEC by Grace Brothers, Ltd. that reports the acquisition of an additional 99,074 shares of the Company’s Common Stock. Grace Brothers, Ltd., Whitmore and Spurgeon share voting and dispositive power with respect to all 4,518,616 shares. The amount reported in the table excludes 29,599 shares of the Company’s Common Stock held by Whitmore, who has sole voting and dispositive power with respect to such shares.

(2)	This information as to the beneficial ownership of shares of the Company’s Common Stock is based on the Schedule 13G dated February 9, 2008 filed with the SEC by Invesco Ltd., a Bermuda company, on behalf of itself and its subsidiaries, PowerShares Capital Management LLC (“PS US”), a United States company, and PowerShares Capital Management Ireland LTD (“PS Ireland”), an Ireland company. The number of shares shown is beneficially owned by Invesco Ltd., which provides investment management services to institutional and individual investors worldwide through its subsidiaries identified above. PS US has sole voting and sole dispositive power with respect to 1,252,018 shares, and PS Ireland has sole voting and sole dispositive power with respect to 455 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s Common Stock as of April 15, 2008 by (1) each director and each Named Executive Officer of the Company (as defined on page 17), and (2) all directors and executive officers of the Company as a group.

	Number of Shares	Percent of Class
Name of Beneficial Owner (1)	Beneficially Owned (1)	Beneficially Owned (2)

Carole Lewis Anderson (3)	13,784	*
Patricia C. Barron (4)	68,755	*
Anthony J. Cavanna (5)	45,784	*
Paula H.J. Cholmondeley (6)	39,919	*
Daniel W. Christman (7)	56,875	*
John D. Kavazanjian (8)	241,046	1.4%
Ranjit C. Singh (9)	99,457	*
Bradford T. Whitmore (10)	4,548,215	26.2%
Peter F. Comerford (11)	87,467	*
James E. Evans (12)	15,974	*
Robert W. Fishback (13)	96,912	*
William A. Schmitz (14)	110,412	*
All directors and executive officers as a group (17 persons) (15)	5,561,223	30.8%

*	Less than 1%

(1)	Except as otherwise indicated, the shareholders named in this table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them. The information provided in this table is based upon information provided to the Company by such shareholders. The table reports beneficial ownership for the Company’s directors and executive officers in accordance with Rule 13d-3 under the Exchange Act. This means all Company securities over which directors and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The amounts also include shares of restricted stock that are subject to vesting as well as shares that may be acquired by exercise of stock options prior to June 14, 2008, which shares are referred to in the footnotes to this table as “shares subject to options that may be exercised.”

(2)	Based on 17,390,987 shares issued and outstanding.

(3)	Includes (i) 6,000 shares subject to an option that may be exercised by Ms. Anderson; and (ii) 946 shares of restricted stock that will vest on May 15, 2008.

(4)	Includes (i) 1,200 shares held jointly by Ms. Barron and her husband; (ii) 31,409 shares subject to options that may be exercised by Ms. Barron; and (iii) 1,561 shares of restricted stock that will vest on May 15, 2008.

(5)	Includes (i) 34,000 shares subject to options that may be exercised by Mr. Cavanna; and (ii) 946 shares of restricted stock that will vest on May 15, 2008.

(6)	Includes (i) 30,000 shares subject to options that may be exercised by Ms. Cholmondeley; and (ii) 946 shares of restricted stock that will vest on May 15, 2008.

(7)	Includes (i) 40,591 shares subject to options that may be exercised by Mr. Christman; and (ii) 946 shares of restricted stock that will vest on May 15, 2008.

(8)	Includes (i) 1,800 shares held by Mr. Kavazanjian’s wife; (ii) 112,000 shares subject to options that may be exercised by Mr. Kavazanjian; (iii) 4,333 shares of restricted stock that are subject to time vesting; and (iv) 15,000 shares of restricted stock that are subject to performance-based vesting.

(9)	Includes (i) 79,505 shares subject to options that may be exercised by Mr. Singh; and (ii) 946 shares of restricted stock that will vest on May 15, 2008.

(10)	Includes 4,518,616 shares beneficially owned by Grace Brothers, Ltd., an Illinois limited partnership. Mr. Whitmore is a general partner of Grace Brothers, Ltd. See “Security Ownership of Certain Beneficial Owners” on page 14 for more information about Grace Brothers, Ltd. Mr. Whitmore holds 1,200 shares in a margin account.

(11)	Includes (i) 53,900 shares subject to options that may be exercised by Mr. Comerford; (ii) 2,200 shares of restricted stock that are subject to time vesting; and (iii) 4,500 shares of restricted stock that are subject to performance-based vesting.

(12)	Includes (i) 7,334 shares subject to options that may be exercised by Mr. Evans; and (ii) 6,600 shares of restricted stock subject to time vesting.

(13)	Includes (i) 71,400 shares subject to options that may be exercised by Mr. Fishback; (ii) 3,466 shares of restricted stock subject to time vesting; and (iii) 7,500 shares of restricted stock subject to performance-based vesting.

(14)	Includes (i) 300 shares held by Mr. Schmitz’s wife; (ii) 82,100 shares subject to options that may be exercised by Mr. Schmitz; (iii) 3,466 shares of restricted stock subject to time vesting; and (iii) 7,500 shares of restricted stock subject to performance-based vesting.

(15)	Includes (i) 654,622 shares subject to options exercisable by directors and executive officers; (ii) 27,529 shares of restricted stock subject to time vesting; and (iii) 43,500 shares of restricted stock subject to performance-based vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. To our knowledge, based solely on review of the copies of such reports furnished to us during 2007, all Section 16(a) filings applicable to our officers, directors and more than 10% beneficial owners were filed in a timely manner.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation and Management Committee of the Board of Directors (the “Committee”) has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Named Executive Officers is fair, reasonable and competitive. The Committee has established a goal of having base salary and cash compensation set at approximately the 50% level of the Company’s peer group, while superior pay performance is leveraged through stock-based incentive compensation. Where an individual is placed relative to the peer group is based on the Committee’s judgment of the individual’s performance and relative value to the Company.

Throughout this proxy statement, the individuals who served as the Company’s Principal Executive Officer and Principal Financial Officer during 2007, as well as the other individuals included in the Summary Compensation Table on page 24, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance to meet and exceed established goals, with the long-term objective of increasing shareholder value.

We base our executive compensation policies on the same principles that guide us in establishing all of our compensation programs. We design compensation programs to attract, retain and motivate talented individuals. In particular:

•	We base compensation decisions on a combination of the level of job responsibility, individual performance and Company performance. Generally, as employees progress to higher levels in the Company, an increasing proportion of their pay is linked to Company performance and shareholder returns.

•	Our goal is to have our compensation package reflect the value of the job in the marketplace. To attract and retain a skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

•	We develop and administer our compensation programs to foster the long-term focus required for success in our industry, but we also work to achieve an appropriate balance between short-term and long-term compensation in order to adequately motivate our employees.

To this end, the Committee reviews the executive compensation program annually to assess if the Company is able to attract and retain exceptionally talented executives. The Committee also ensures that our total compensation is linked to our ability to meet our annual financial and non-financial goals, and longer-term, to drive strong levels of shareholder return.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the Committee engaged a compensation consulting firm during 2006 to conduct a review of its total compensation program for the executives. That firm provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and other executive officers. The Committee decided that it would continue to rely on the 2006 data during its December 2007 review of executive compensation and that it would continue in 2008 to move executive compensation to the 50% level of the Company’s peer group. This decision was based on the Committee’s determination that the Company’s executives had not yet been moved near the midpoint of the peer group range, a goal set in 2007. Further, the Committee decided it would re-evaluate the relevant peer group and the appropriate market data during 2008, given the dramatic changes of the Company since the 2006 survey.

In making compensation decisions, the Committee compares each element of total compensation against compensation data, compiled by our outside consulting firm, from companies of similar size and industry orientation. A significant percentage of compensation is allocated to incentive compensation in order to link executives’ compensation to the performance of the Company. The Committee reviews information provided by the outside consultant to determine the appropriate level and mix of base salary with incentive compensation and benefits.

Executive compensation competitive data is provided by our outside consulting firm and is obtained from two primary sources: a peer group, which was reviewed and approved by the Committee, and an industry standard executive compensation survey. The peer group is a set of 14 US-based, public firms focused in the Power

Generation and Storage industry with revenues between $50M and $200M and is comprised of the following companies:

• Arotech Corporation	• Excel Technology, Inc.
• Bel Fuse Inc.	• Motorcar Parts America Inc.
• Comarco, Inc.	• Quantum Fuel Systems Technologies Worldwide
• Distributed Energy Systems Corp.	• SL Industries Inc.
• Electro Scientific Industries Inc.	• Spectrum Control Inc.
• Energy Conversion Devices Inc.	• SunPower Corporation
• Evergreen Solar, Inc.	• Vicor Corp.

Role of Executive Officers in Compensation Decisions

The Committee makes final compensation decisions relative to base, bonus and equity for the executive officers based on the recommendations of the Chief Executive Officer, with the exception of the Chief Executive Officer, whose compensation is developed by the Compensation and Management Committee, based on input from the Company’s compensation consultant. The Committee approves recommendations regarding equity awards to all executives and other employees of the Company. The Chief Executive Officer makes recommendations with respect to equity compensation for non-executive officers and decisions regarding the non-equity compensation of non-executive officers.

The Chief Executive Officer annually reviews the performance of each executive officer, other than himself, whose performance is reviewed by the Committee. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Compensation and Management Committee Activity

The Committee recognizes the importance of maintaining sound principles for the development and administration of executive compensation and took steps in 2007 to enhance the Committee’s ability to effectively carry out its responsibilities as well as to ensure that there are strong links between executive pay and performance. Examples of actions that the Committee took in 2007 include:

•	Review and evaluation of executives against personal and Company goals and utilization of that evaluation to set compensation levels.

•	Participation in the setting of individual performance goals for 2008 for each executive officer.

•	Meeting in executive sessions without Company management present.

•	Approval of 2008 base salary increases for the executive officers.

2007 Executive Compensation Components

For the fiscal year ended December 31, 2007, the principal components of compensation for the Named Executive Officers were:

•	base salary;

•	performance-based annual cash-based incentive compensation; and

•	long-term equity incentive compensation.

Base Salary

The Company provides Named Executive Officers and other executives with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

•	competitive pay practices;

•	the performance of the executive including any change in the responsibilities assumed by the executive; and

•	the performance of the Company.

Salary levels are considered annually as part of the Company’s performance review process as well as upon a change in job responsibility. Merit based increases to salaries of executives are based on the Chief Executive Officer’s recommendation and, where possible, the Committee’s assessment of the individual’s performance. Base salaries, as determined by a study conducted by the Company’s compensation consultant in 2006, were found to be significantly below market norms for comparable companies. In this light, the Committee approved increases during 2007, for the 2008 fiscal year, that better aligned executive salaries with the market, moving them to approximately the 50% level of the Company’s peer group, based on the 2006 survey.

Performance-Based Annual Cash-Based Incentive Compensation

At the beginning of 2006, the Company implemented a new short-term cash incentive plan (“STIP”) for executive officers which it continued in 2007. The Committee implemented the STIP as a means of rewarding executive officers for their performance during the fiscal year and to assist in achieving the Committee’s stated goal of moving executive compensation to the 50% level of the Company’s peer group. This element of compensation fits into the Committee’s stated objective of remaining competitive with the pay of other employers who compete with the Company for talent.

Under the STIP, John D. Kavazanjian, our President and Chief Executive Officer, was eligible to receive for 2007 a cash bonus of 50% of his 2007 base compensation as a target award and up to 100% of his 2007 base compensation as an overachievement award. The determination as to whether to pay a cash bonus to Mr. Kavazanjian, as well as the amount of the cash bonus, if any, was made by the Board of Directors, in its sole discretion, based upon the Committee’s recommendation, which, in turn, is based upon our Board of Directors’ assessment of the Company’s performance during the fiscal year.

William A. Schmitz, our Chief Operating Officer, was eligible to receive for 2007 a cash bonus of 40% of his 2007 base compensation as a target award and up to 70% of his 2007 base compensation as an overachievement award under the STIP. The determination as to whether to pay a cash bonus to Mr. Schmitz, as well as the amount of the cash bonus, if any, was made by the Board of Directors, in its sole discretion, based upon the Committee’s recommendation, which, in turn, is based upon our Board of Directors’ assessment of the Company’s performance during the fiscal year.

Robert W. Fishback, our Vice President of Finance and Chief Financial Officer, was eligible to receive for 2007 a cash bonus of 40% of his 2007 base compensation as a target award and up to 70% of his 2007 base compensation as an overachievement award under the STIP. The determination as to whether to pay a cash bonus to Mr. Fishback, as well as the amount of the cash bonus, if any, was made by the Board of Directors, in its sole discretion, based upon the Committee’s recommendation, which, in turn, is based upon our Board of Directors’ assessment of the Company’s performance during the fiscal year.

Peter F. Comerford, our Vice President of Administration and General Counsel, as well as our other executive officers, Julius M. Cirin, Vice President of Corporate Marketing and Technology, Patrick R. Hanna, Jr., Vice President of Corporate Strategy and Business Integration, Philip M. Meek, Chief Operating Officer of our Stationary Power Services unit, and Andrew J. Naukam, Vice President of Far East Operations and Chief Operating Officer of the Company’s subsidiary ABLE New Energy Co., Ltd., were each eligible to receive for 2007 a cash bonus of 30% of their 2007 base compensation as a target award and up to 50% of their 2007 base compensation as an overachievement award under the STIP. The determination as to whether to pay a cash bonus to these officers, as well as the amount of the cash bonus, if any, depended on two factors, each of which was equally important. The first factor was the achievement of the performance goals established for the executive officer. Each executive officer’s performance goals were based upon the particular area for which the executive officer was responsible and related to the achievement of identifiable and largely objective standards. All were based, in part, on the achievement of budgeted financial thresholds. The second factor was the overall assessment by the Board of Directors of the Company’s performance during 2007.

James E. Evans, our Vice President of Business Operations, was not eligible to receive a cash bonus in 2007 because his compensation includes a component based on sales commissions. Mr. Evans receives as a sales commission a certain percentage of all of the Company’s qualifying defense and government sales.

Short-term incentive payouts over the last five years have been very modest. In 2002, 2003 and 2004, the payouts averaged approximately 20% of base salary. In 2005, 2006 and 2007, because of Company performance that fell below budgeted financial thresholds, there were no short-term incentive payouts to executive officers.

The Company uses adjusted operating income as its measure of objective financial performance. Adjusted operating income represents operating income before amortization, non-cash stock compensation expense, the effect of a gain or loss on a minority ownership interest and any other items outside of the control of management that are approved by the Committee to be subtracted from operating income. In order for the Company’s executive officers to satisfy the Company financial performance component of the STIP, the Company’s adjusted operating income has to improve beyond certain budgeted levels. In 2007, the Company’s adjusted operating income fell below such budgeted levels and the Company financial performance component of the STIP was not met.

For 2008, the Company will continue to refine its STIP. For 2008, formal bonus target awards will remain unchanged from 2007 for each executive. Mr. Kavazanjian’s overachievement award will remain unchanged. Mr. Schmitz, Mr. Fishback and Mr. Fain are eligible to earn up to 80% of their 2008 base compensation as an overachievement award. Mr. Comerford and our other executive officers are eligible to earn up to 60% of their 2008 base compensation as an overachievement award.

For 2008, Mr. Kavazanjian’s, Mr. Schmitz’s, Mr. Fishback’s and Mr. Fain’s bonuses will be based entirely on the Company’s financial results. The other executives will have 50% of their targeted bonus amounts based on the Company’s financial performance and the other 50% will be based on the attainment of specified objectives. Payout of the objectives component of the bonus will be subject to a minimum threshold of 90% of Company performance being achieved before this component pays out.

For 2008, Mr. Evans will not participate in the STIP, but will instead receive as a sales commission a certain percentage of all of the Company’s qualifying defense and government sales.

Long-Term Equity Incentive Compensation

In 2006, the Compensation and Management Committee approved a new approach to long-term incentives for the Company. Historically, only stock options had been granted to executives. The adoption of the new approach to long-term incentive compensation is consistent with the Committee’s objective to align executives’ interests with those of the shareholders.

The Company’s long-term incentive compensation consists of three components: (1) stock options, (2) performance-vested restricted shares, and (3) time-vested restricted shares. All awards under this plan are made in December of every year. This plan will increase the link to shareholder value creation, retain key executive talent, and reduce FAS 123(R) expenses. Each component is addressed below.

To continue to provide significant upside potential based on increases in the Company’s stock price, 50% of the value of the long-term incentive award is delivered in the form of stock options. In 2006, the Board granted options to purchase shares of Common Stock under the Company’s Restated LTIP to its executive officers. The options have a seven-year term and vest over a three-year period in equal installments. For 2007, in order for the options grants to reflect the value of the Company’s stock, option awards were adjusted based on the Black Scholes value of the award. In December 2007, Mr. Kavazanjian received a conditional option to purchase 22,500 shares of Common Stock, Mr. Schmitz and Mr. Fishback each received conditional options to purchase 12,000 shares of Common Stock, and Mr. Comerford and Mr. Evans each received conditional options to purchase 6,000 shares of Common Stock. These options are conditioned upon the Company’s shareholders approving the amendment to the Restated LTIP to increase the number of shares of Common Stock authorized to be issued pursuant to the plan. In addition to these conditional options, the Committee granted conditional options to purchase 24,000 shares of Common Stock to other executive officers. The Committee chose to make these options conditional because there was an insufficient number of shares available under the Restated LTIP to make the 2007 award to the Named Executive Officers consistent with past practices.

In order to strengthen the link to performance while delivering restricted shares to reduce the Company’s FAS 123(R) expense, 25% of the long-term incentive value will be delivered in the form of performance-vested restricted shares. In 2006, the Board granted performance-vested restricted shares of the Company’s Common Stock under the Company’s Restated LTIP to its executive officers. These shares vest in three equal installments and become unrestricted only if the Company meets or exceeds the same predetermined target for its operating performance for 2007, 2008 and 2009 as used for determining cash awards pursuant to the non-equity incentive plan. Mr. Kavazanjian was granted a total of 15,000 performance-vested restricted shares, Mr. Schmitz and Mr. Fishback each were granted a total of 7,500 performance-vested restricted shares, and Mr. Comerford was granted a total of 4,500 performance-vested restricted shares. All other executive officers were each granted a total of 3,000 performance-vested restricted shares. The plan also contemplates the ability to apply any excess operating performance to a prior year or a subsequent year for purposes of satisfying the vesting requirements.

To increase the retention of key executives, 25% of the long-term incentive value will be delivered in the form of time-based restricted shares. In 2007, the Board granted time-vested restricted shares of the Company’s Common Stock under the Company’s Restated LTIP to its executive officers. These shares vest over a three-year period in equal installments, a date set at the discretion of the Committee. Vesting is set to commence on March 1, 2009 with shares vesting equally on the next two anniversary dates of that date. Mr. Kavazanjian was granted a total of 3,000 time-vested restricted shares, Mr. Schmitz and Mr. Fishback each were granted a total of 1,800 time-vested restricted shares, and Mr. Comerford was granted a total of 1,200 time-vested restricted shares. Other executive officers, other than Mr. Evans, were each granted a total of 1,200 time-vested restricted shares.

In addition, in December 2007 the Board granted Mr. Evans a total of 10,000 time-vested restricted shares. The grant to Mr. Evans will vest in three annual equal installments beginning on March 1, 2008.

Stock Ownership and Retention Guidelines

For 2007, the Company has implemented share ownership guidelines in order to align better the interests of executives and shareholders. The stock ownership requirements for executives are as follows:

Chief Executive Officer	1.0 times salary
Chief Operating Officer & Chief Financial Officer	0.5 times salary
Other Executive Officers	0.33 times salary

For 2008, the Committee established the presumed share price at $20.15 per share, which was based on the closing price of the Company’s Common Stock on December 31, 2007. The stock ownership requirements discussed above will remain unchanged for 2008, except that in addition to our Chief Operating Officer and Chief Financial Officer, our Vice President of Business Development and our Vice President of Business Operations will be required to own the equivalent of at least .5 times their salaries in our Common Stock. Each year the Committee will establish a new presumed share price for the following year taking into consideration the Common Stock’s historical performance. Executives have three years to achieve the required holdings. Additionally, there are share holding requirements which require that until the share ownership guidelines are met, executives must hold at least 50% of all vested restricted share grants (on an after tax basis) and 50% of shares received on exercise of stock options.

Retirement Benefits

Other than the qualified 401(k) Plan with a Company match that the Company and its subsidiaries may make available to all employees, the Company does not provide its executives with any other retirement benefits. Currently, the Company matches one-half (2%) of the first 4% of the employee contribution under its 401(k) Plan. See page 30 for more information about the Company’s 401(k) Plan.

Perquisites and Other Personal Benefits

The Company provides Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

In 2006, the Committee approved a flexible supplemental benefits account that will be established for each executive officer beginning in 2007. The amount established for the Chief Executive Officer is $7,500 per annum and $5,000 for the other executive officers. Premiums for supplemental long-term disability insurance for executives will be taken out of these amounts and the Chief Executive Officer will present the Committee with other offerings that executives can use with their account balances.

Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2007, are included in the “All Other Compensation” column of the Summary Compensation Table on page 24.

Severance and Change of Control Payments

The Company has entered into employment agreements with certain of its Named Executive Officers that contain change-of-control and severance provisions. The terms of these agreements are summarized on page 29 under “Employment Arrangements.” The severance provisions of the employment agreements are intended to address competitive concerns by providing the Named Executive Officers with compensation that may alleviate the uncertainty of having to leave for another employer or foregoing other opportunities. The change of control provisions of the employment agreements are intended to allow us to rely upon the Named Executive Officers’ continued employment and objective advice, without concern that a Named Executive Officer might be distracted by the personal uncertainties and risks created by an actual or proposed change of control. These potential benefits provide our Named Executive Officers with important protections that we believe are necessary to attract and retain executive talent.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 (the “Jobs Creation Act”) was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Committee does not believe that the Company currently has any nonqualified deferred compensation arrangements; however the Committee is mindful of the Jobs Creation Act and its related regulations when making compensation decisions.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including stock options and restricted stock awards, in accordance with the requirements of FAS 123(R).

Conclusion

The Compensation and Management Committee has reviewed all components of the Chief Executive Officer’s and other Named Executive Officers’ compensation, including salary, short-term cash incentive compensation, long-term equity incentive compensation, accumulated vested and unvested stock option and restricted stock, and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. The elements of the Chief Executive Officer’s and Named Executive Officers’ compensation are described in the Summary Compensation Table on page 24.

Based on this review, the Compensation and Management Committee finds the Chief Executive Officer’s and each Named Executive Officer’s total compensation (including the potential payouts under change-in-control and severance scenarios) in the aggregate to be reasonable.

The Compensation and Management Committee believes that the Chief Executive Officer’s and each Named Executive Officer’s compensation are appropriate given the Company’s performance in 2007.

Based on the Company’s and the executive team’s financial and non-financial performance in 2007, no bonus or non-equity incentive plan compensation was awarded to any of the Company’s executives.

The long-term incentives that were awarded in 2007 are reasonable in light of the market and the fact that the Company and the shareholders benefit from the executive team having an incentive to deliver increased shareholder return.

Total direct compensation for the Named Executive Officers remains conservatively positioned versus the market and the target pay for the Named Executive Officers has been moved to approximately the 50% level of peer group companies based on a 2006 survey. The strides made in 2006 in terms of increases to base salary and bonus targets, and more competitive long-term incentive compensation, will enable the Company to attract and retain executive talent. Given the changes in the market and the Company since 2006, the Committee will re-evaluate both the peer group and market data during 2008.

COMPENSATION AND MANAGEMENT COMMITTEE REPORT

The Compensation and Management Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Management Committee:

Daniel W. Christman, Chair

Anthony J. Cavanna

Ranjit C. Singh

Bradford T. Whitmore

The individuals named in the following tables include, as of December 31, 2007, our Principal Executive Officer, our Principal Financial Officer and our other Named Executive Officers.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiaries during 2006 and 2007:

				Stock	Option	All Other
		Salary		Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)		($)(2)	($)(3)(4)	($)(5)	($)

John D. Kavazanjian	2007	330,293		57,388	271,120	7,391	666,192
President & Chief Executive Officer	2006	309,345		1,550	306,258	3,620	620,773
Robert W. Fishback	2007	200,392		34,047	85,198	7,757	327,394
Vice President of Finance &	2006	173,395		919	71,683	2,085	248,082
Chief Financial Officer
William A. Schmitz	2007	229,639		34,047	82,839	5,763	352,288
Chief Operating Officer	2006	200,162		919	73,623	2,085	276,789
James E. Evans(6)	2007	217,036	(7)	3,973	43,514	1,230	265,753
Vice President of Business Operations
Peter F. Comerford	2007	178,552		20,461	61,669	3,429	264,111
Vice President of Administration & General Counsel	2006	150,200		552	67,606	1,376	219,734

(1)	Salaries exclude gain recognized from vesting of restricted shares.

(2)	Amounts shown reflect the dollar value of restricted share awards granted pursuant to our shareholder approved Restated LTIP, including awards that vest based on time and awards that vest based on the achievement of performance-based standards. The amount for each year represents the portion of the grants, including those made in prior years, which are expensed in that year pursuant to Statement of Financial Accounting Standards, No. 123 (Revised 2004), Share-Based Payment (“FAS 123R”). The grant date value, determined in accordance with FAS 123R, for the 2007 grant is reflected in the Grants of Plan-Based Awards table below. See Note 7 to our audited financial statements included in our 2007 Annual Report on Form 10-K for the assumptions we used in valuing and expensing these restricted share units in accordance with FAS 123R.

(3)	Amounts shown reflect the dollar value of stock options granted pursuant to the Restated LTIP. The amount for each year represents the portion of the grants, including those made in prior years, which are expensed in that year pursuant to FAS 123R. The grant date value, determined in accordance with FAS 123R, for the 2007 grant is reflected in the Grants of Plan-Based Awards table below. See Note 7 to our audited financial statements included in our 2007 Annual Report on Form 10-K for the assumptions we used in valuing and expensing these stock options in accordance with FAS 123R.

(4)	Amounts shown do not reflect the December 2007 grant of conditional options to our Named Executive Officers to purchase 58,500 shares of Common Stock. Mr. Kavazanjian received a conditional option to purchase 22,500 shares of Common Stock, Mr. Schmitz and Mr. Fishback each received conditional options to purchase 12,000 shares of Common Stock, and Mr. Comerford and Mr. Evans each received conditional options to purchase 6,000 shares of Common Stock. These options are conditioned upon the Company’s shareholders approving the amendment to the Restated LTIP to increase the number of shares of Common Stock authorized to be issued pursuant to the plan. The conditional options have not been included in this table because these options will not be granted until the Company’s shareholders approve the amendment to the Restated LTIP.

(5)	All Other Compensation consists of the following:

			Tax	401(k) Plan
		Insurance	Preparation	Employer	Total
	Year	($)	($)	Match ($)	($)

John D. Kavazanjian	2007	5,644	0	1,747	7,391
	2006	3,620	0	0	3,620
Robert W. Fishback	2007	7,134	0	623	7,757
	2006	2,085	0	0	2,085
William A. Schmitz	2007	5,763	0	0	5,763
	2006	2,085	0	0	2,085
James E. Evans	2007	0	0	1,230	1,230
	2006
Peter F. Comerford	2007	1,577	863	989	3,429
	2006	798	578	0	1,376

(6)	Mr. Evans became a Named Executive Officer in 2007. Compensation information for Mr. Evans for 2006 is not provided because Mr. Evans was not a Named Executive Officer in 2006.

(7)	The salary for Mr. Evans includes commissions paid of $83,034, which is based on a certain percentage of all of the Company’s qualifying defense and government sales.

2007 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during 2007:

							Grant
				All Other	All Other		Date
				Stock	Option	Exercise	Fair
				Awards:	Awards:	or	Value
				Number of	Number of	Base	of Stock
				Shares of	Securities	Price of	and
				Stock or	Underlying	Option	Option
	Type of		Grant	Units	Options	Awards	Awards
Name	Award	Plan	Date	(#)(1)	(#)(2)(3)	($/Sh)(4)	($/Sh)(5)

John D. Kavazanjian	Restricted Stock	2004	12/7/07	3,000	0	0	40,470
Robert W. Fishback	Restricted Stock	2004	12/7/07	1,800	0	0	24,282
William A. Schmitz	Restricted Stock	2004	12/7/07	1,800	0	0	24,282
James E. Evans	Restricted Stock	2004	12/7/07	10,000	0	0	134,900
	Option	2004	6/6/07	0	10,000	9.70	45,575
Peter F. Comerford	Restricted Stock	2004	12/7/07	1,200	0	0	16,188

(1)	Time-based restricted share awards vest in three annual equal installments, beginning on March 1, 2009, except for Mr. Evans whose time-based restricted share awards vest in three annual equal installments beginning on March 1, 2008.

(2)	Time-based stock option awards vest in three annual equal installments, beginning on June 6, 2008.

(3)	Amounts shown do not reflect the December 2007 grant of conditional options to our Named Executive Officers to purchase 58,500 shares of Common Stock. Mr. Kavazanjian received a conditional option to purchase 22,500 shares of Common Stock, Mr. Schmitz and Mr. Fishback each received conditional options to purchase 12,000 shares of Common Stock, and Mr. Comerford and Mr. Evans each received conditional options to purchase 6,000 shares of Common Stock. The exercise price of such conditional options is $13.43, which equals the volume weighted average price of the Company’s Common Stock on December 7, 2007. These options are conditioned upon the Company’s shareholders approving the amendment to the Restated LTIP to increase the number of shares of Common Stock authorized to be issued pursuant to the plan. The conditional options have not been included in this table because these options will not be granted until the Company’s shareholders approve the amendment to the Restated LTIP.

(4)	The exercise price equals the closing price of our Common Stock on the date of grant.

(5)	The dollar values of restricted stock and stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FAS 123R, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 7 to our audited financial statements included in our 2007 Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following table sets forth information concerning the number of shares underlying exercisable and non-exercisable options outstanding at December 31, 2007 and vested and unvested restricted stock awards outstanding at December 31, 2007 for the Named Executive Officers:

		Option Awards
			Number of
			Securities
			Underlying	Option
			Unexercised	Exercise
			Options	Price
			(#)	($)		Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
							Market	Number of	Payout Value
		Number of				Number of	Value of	Unearned	of Unearned
		Securities				Shares or	Shares or	Shares, Units	Shares, Units
		Underlying				Units of	Units of	or Other	or Other
		Unexercised				Stock That	Stock That	Rights That	Rights That
		Options			Option	Have Not	Have Not	Have Not	Have Not
		(#)(1)			Expiration	Vested	Vested	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable		Date	(#)(2)	($)	(#)(3)	($)(4)

John D. Kavazanjian	12/7/2004	26,576	0	15.05	12/7/2011	4,333	87,310	15,000	302,250
	12/7/2004	23,424	0	15.05	12/7/2011
	12/9/2005	0	23,148	12.96	12/9/2012
	12/9/2005	20,000	6,852	12.96	12/9/2012
	6/8/2006	32,000	16,000	12.96	6/8/2013
	12/21/2006	10,000	20,000	10.55	12/21/2013
Robert W. Fishback	4/10/2002	10,000	0	3.39	4/10/2008	3,466	69,840	7,500	151,125
	4/21/2003	1,000	0	5.18	4/21/2010
	4/25/2003	20,000	5,000	4.96	4/25/2009
	6/30/2003	1,000	0	10.00	6/30/2010
	9/30/2003	1,000	0	14.38	9/30/2010
	12/31/2003	1,000	0	12.38	12/31/2010
	3/31/2004	667	0	21.28	3/31/2011
	3/31/2004	333	0	21.28	3/31/2011
	6/30/2004	667	0	19.36	6/30/2011
	6/30/2004	333	0	19.36	6/30/2011
	9/30/2004	1,000	0	10.17	9/30/2011
	12/7/2004	723	0	15.05	12/7/2011
	12/7/2004	3,556	0	15.05	12/7/2011
	12/7/2004	15,721	0	15.05	12/7/2011
	12/31/2004	334	0	19.45	12/31/2011
	12/31/2004	666	0	19.45	12/31/2011
	3/31/2005	333	0	17.12	3/31/2012
	3/31/2005	667	0	17.12	3/31/2012
	6/30/2005	155	0	16.15	6/30/2012
	6/30/2005	845	0	16.15	6/30/2012
	9/30/2005	1,000	0	12.92	9/30/2012
	12/9/2005	2	8,427	12.96	12/9/2012
	12/9/2005	8,398	4,173	12.96	12/9/2012
	12/30/2005	1	0	12.00	12/30/2012
	12/30/2005	999	0	12.00	12/30/2012
	3/31/2006	667	333	12.85	3/31/2013
	12/21/2006	5,000	10,000	10.55	12/21/2013

		Option Awards
			Number of
			Securities
			Underlying	Option
			Unexercised	Exercise
			Options	Price
			(#)	($)		Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
							Market	Number of	Payout Value
		Number of				Number of	Value of	Unearned	of Unearned
		Securities				Shares or	Shares or	Shares, Units	Shares, Units
		Underlying				Units of	Units of	or Other	or Other
		Unexercised				Stock That	Stock That	Rights That	Rights That
		Options			Option	Have Not	Have Not	Have Not	Have Not
		(#)(1)			Expiration	Vested	Vested	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable		Date	(#)(2)	($)	(#)(3)	($)(4)

William A. Schmitz	4/21/2003	500	0	5.18	4/21/2010	3,466	69,840	7,500	151,125
	4/21/2003	1,000	0	5.18	4/21/2010
	4/25/2003	13,837	5,000	4.96	4/25/2009
	4/25/2003	6,163	0	4.96	4/25/2009
	6/30/2003	1,500	0	10.00	6/30/2010
	9/30/2003	1,500	0	14.38	9/30/2010
	12/31/2003	1,500	0	12.38	12/31/2010
	3/31/2004	1,500	0	21.28	3/31/2011
	6/30/2004	500	0	19.36	6/30/2011
	6/30/2004	1,000	0	19.36	6/30/2011
	9/30/2004	500	0	10.17	9/30/2011
	9/30/2004	1,000	0	10.17	9/30/2011
	12/7/2004	16,250	0	15.05	12/7/2011
	12/7/2004	8,750	0	15.05	12/7/2011
	12/31/2004	1,500	0	19.45	12/31/2011
	3/31/2005	1,500	0	17.12	3/31/2012
	6/30/2005	1,500	0	16.15	6/30/2012
	9/30/2005	1,500	0	12.92	9/30/2012
	12/9/2005	0	5,709	12.96	12/9/2012
	12/9/2005	7,600	5,691	12.96	12/9/2012
	12/30/2005	1,500	0	12.00	12/30/2012
	3/31/2006	1,000	500	12.85	3/31/2013
	12/21/2006	5,000	10,000	10.55	12/21/2013
James E. Evans	6/6/2006	4,000	8,000	9.84	9/8/2013	10,000	201,500	—	0
	6/6/2007	0	10,000	9.70	6/6/2014
Peter F. Comerford	4/10/2002	10,000	0	3.39	4/10/2008	2,200	44,300	4,500	90,675
	4/21/2003	1,000	0	5.18	4/21/2010
	4/25/2003	12,000	3,000	4.96	4/25/2009
	6/30/2003	1,000	0	10.00	6/30/2010
	9/30/2003	1,000	0	14.38	9/30/2010
	12/31/2003	1,000	0	12.38	12/31/2010
	3/31/2004	1,000	0	21.28	3/31/2011
	6/30/2004	1,000	0	19.36	6/30/2011
	9/30/2004	1,000	0	10.17	9/30/2011
	12/7/2004	3,072	0	15.05	12/7/2011
	12/7/2004	827	0	15.05	12/7/2011
	12/7/2004	11,101	0	15.05	12/7/2011
	12/31/2004	667	0	19.45	12/31/2011
	12/31/2004	333	0	19.45	12/31/2011
	3/31/2005	666	0	17.12	3/31/2012
	3/31/2005	334	0	17.12	3/31/2012
	6/30/2005	586	0	16.15	6/30/2012
	6/30/2005	414	0	16.15	6/30/2012
	9/30/2005	333	0	12.92	9/30/2012
	9/30/2005	667	0	12.92	9/30/2012
	12/9/2005	1,374	11,484	12.96	12/9/2012
	12/9/2005	7,026	1,116	12.96	12/9/2012
	12/30/2005	1,000	0	12.00	12/30/2012
	3/31/2006	667	333	12.85	3/31/2013
	12/21/2006	2,500	5,000	10.55	12/21/2013

(1)	Amounts shown do not reflect the December 2007 grant of conditional options to our Named Executive Officers to purchase 58,500 shares of Common Stock. Mr. Kavazanjian received a conditional option to purchase 22,500 shares of Common Stock, Mr. Schmitz and Mr. Fishback each received conditional options to purchase 12,000 shares of Common Stock, and Mr. Comerford and Mr. Evans each received conditional options to purchase 6,000 shares of Common Stock. The exercise price of such conditional options is $13.43, which equals the volume weighted average price of the Company’s Common Stock on December 7, 2007. These conditional options have a seven year term and are subject to a three year vesting schedule. These options are conditioned upon the Company’s shareholders approving the amendment to the Restated LTIP to increase the number of shares of Common Stock authorized to be issued pursuant to the plan. The conditional options have not been included in this table because these options will not be granted until the Company’s shareholders approve the amendment to the Restated LTIP.

(2)	The amounts shown represent awards of time-based restricted stock awards granted to each Named Executive Officer in 2006 and 2007. The 2006 awards vest in three annual equal installments, beginning on December 21, 2007. The 2007 awards vest in three annual equal installments, beginning on March 1, 2009.

(3)	The amounts set forth in this column reflect the number of shares of restricted stock awards granted in 2006 under the Restated LTIP, which have not yet vested. These shares vest over a period of three years based upon the achievement of performance goals set for each year.

(4)	The amounts set forth in this column equal the number of shares of restricted stock awards indicated multiplied by the closing price of our Common Stock on December 31, 2007. The amounts assume the maximum percentage of shares of restricted stock will vest based upon the achievement of the specified performance goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by the Named Executive Officers.

2007 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during 2007 and the value realized on exercise along with the number of shares acquired on vesting of restricted stock awards and the value realized on vesting during 2007 by the Named Executive Officers:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)(1)	(#)	($)

John D. Kavazanjian	6,000	41,432	667	10,905
Robert W. Fishback	0	0	834	13,636
William A. Schmitz	19,693	128,460	834	13,636
James E. Evans	0	0	0	0
Peter F. Comerford	0	0	500	8,175

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price (used for tax purposes) of our Common Stock on the date of exercise.

EMPLOYMENT ARRANGEMENTS

Mr. Kavazanjian

In connection with the hiring of Mr. Kavazanjian as our President and Chief Executive Officer effective July 12, 1999, the Company granted Mr. Kavazanjian an option to purchase 500,000 shares of Common Stock for $5.19 per share, exercisable until July 12, 2005. The option vested 50,000 shares at issue and 90,000 shares on July 12, 2000, 2001, 2002, 2003 and 2004. During 2005, Mr. Kavazanjian exercised the unexercised portion of that option prior to July 12, 2005. In September 2002, we entered into a new employment agreement with Mr. Kavazanjian pursuant to which we agreed to pay Mr. Kavazanjian a salary of $300,000 per annum. Annually, our Compensation and Management Committee reviewed Mr. Kavazanjian’s salary and made such adjustments as it deemed appropriate in accordance with our executive compensation guidelines. When we terminated car allowances for our executive officers, Mr. Kavazanjian’s base salary was increased to $310,000. In addition, Mr. Kavazanjian had one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2007, both the Company and Mr. Kavazanjian had the option of terminating Mr. Kavazanjian’s employment agreement effective June 30, 2007. As neither party opted to terminate the employment agreement, pursuant to its terms, the employment agreement was renewed automatically for an additional year.

On April 27, 2007, we entered into a new employment agreement with Mr. Kavazanjian, which superseded his existing employment agreement. Under the terms of his new employment agreement, we agreed to pay Mr. Kavazanjian an annual salary at the rate of $331,250 per year. This new salary rate went into effect as of January 1, 2007. The initial term of the agreement runs through December 31, 2007. The agreement will be extended automatically for successive one-year terms commencing on January 1, 2008, unless either of the parties provides advance written notice of such party’s desire not to renew the agreement. Such written notice must be provided at least 90 days prior to the scheduled expiration date of the then current term of the agreement. If we terminate Mr. Kavazanjian’s employment agreement without “Business Reasons” (as defined in the employment agreement) or because Mr. Kavazanjian experiences a “Disability” (as defined in the employment agreement), or if a “Constructive Termination” (as defined in the employment agreement) occurs, then Mr. Kavazanjian will be entitled to the following benefits: (1) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the termination date of his employment plus continued salary for an additional 24 months; (2) an amount equal to the average of the bonuses paid to him during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to his then current annual target bonus; and (3) acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by him, provided that the acceleration shall not cover more than two years from the termination date of his employment (and in this regard, all such options and other exercisable rights held by Mr. Kavazanjian shall remain exercisable for one year following such termination date). In such circumstances, Mr. Kavazanjian would also be entitled to continued health benefits for him and his family at his cost.

Mr. Schmitz

In September 2002, we entered into an employment agreement with Mr. Schmitz, our Chief Operating Officer, pursuant to which we agreed to pay Mr. Schmitz a salary of $125,000 per annum. Annually, our Compensation and Management Committee reviewed Mr. Schmitz’s salary and made such adjustments as it deemed appropriate in accordance with our executive compensation guidelines. Pursuant to that agreement, Mr. Schmitz had one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2006, both the Company and Mr. Schmitz had the option of terminating Mr. Schmitz’s employment agreement effective June 30, 2006. As neither party opted to terminate the employment agreement, pursuant to its terms, the employment agreement was renewed automatically for an additional year.

On April 27, 2007, we entered into a new employment agreement with Mr. Schmitz, which superseded his existing employment agreement. Under the terms of his new employment agreement, we agreed to pay Mr. Schmitz an annual salary at the rate of $230,000 per year. This new salary rate went into effect as of January 1, 2007. The initial term of the agreement runs through December 31, 2007. The agreement will be extended automatically for successive one-year terms commencing on January 1, 2008, unless either of the parties provides advance written notice of such party’s desire not to renew the agreement. Such written notice must be provided at least 90 days prior to the scheduled expiration date of the then current term of the agreement. If we terminate Mr. Schmitz’s employment agreement without “Business Reasons” (as defined in the employment agreement) or because Mr. Schmitz experiences a “Disability” (as defined in the employment agreement), or if a “Constructive Termination” (as defined in the employment agreement) occurs, then Mr. Schmitz will be entitled to the following benefits: (1) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the termination date of his employment plus continued salary for an additional 18 months; (2) an amount equal to the average of the bonuses paid to him during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to his then current annual target bonus; and (3) acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by him, provided that the acceleration shall not cover more than two years from the termination date of his employment (and in this regard, all such options and other exercisable rights held by Mr. Schmitz shall remain exercisable for one year following such termination date). In such circumstances, Mr. Schmitz would also be entitled to continued health benefits for him and his family at his cost.

Other Executive Officers

On April 27, 2007, we entered into employment agreements with each of Mr. Fishback and Mr. Comerford. The terms of these employment agreements are identical to the terms of Mr. Schmitz’s new employment agreement, except that Mr. Fishback’s salary is set at the rate of $202,500 per year and Mr. Comerford’s salary is set at the rate of $178,750 per year.

Salary Adjustments

During its review of base salaries for executives, the Committee adjusted upward each Named Executive Officer’s base salary for 2008. The adjusted base salaries differ from the salary information set forth in the 2007 employment agreements.

401(k) PLAN

We established a profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code (the “401(k) Plan”), effective as of June 1, 1992. The 401(k) Plan was amended effective as of January 1, 1994. All employees in active service who have completed 1,000 hours of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 17% (in accordance with all IRS limitations in effect on January 1, 1998) be withheld and contributed to their account under the 401(k) Plan.

In April 1996, our Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee’s annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. In

January 2001, the matching contribution was raised to a maximum of 4% (100% match of up to 3% of annual salary, and 50% match above 3% to a maximum of 5% of salary). We made or accrued contributions of $150,000, $234,000, and $162,000 for Fiscal 2000, 2001, and 2002, respectively. In January 2002, the Company match was suspended in an effort to conserve cash. Beginning in February 2004, we reinstated our match up to a maximum of 2%. In November 2005, the Company match was once again suspended in an effort to conserve cash. For 2006, 2005, 2004 and 2003, we contributed $0, $133,000, $174,000 and $0, respectively, pursuant to the matching program then in effect. In October 2007, we reinstated our match up to a maximum of 2% for the Company’s and its subsidiaries’ United States employees. For 2007, we contributed $63,000 pursuant to the matching program.

All 401(k) contributions are placed in a trust fund to be invested at the trustees’ discretion, except that the Company may designate that the funds be placed and held in specific investment accounts managed by an investment manager other than the trustees. The trustees of our 401(k) Plan have retained an independent plan administrator for purposes of administering the plan. Amounts contributed to employee accounts by the Company or as compensation reduction payments, and any earnings or interest accrued on employee accounts, are not subject to federal income tax until distributed to the employee, and may not be withdrawn (absent financial hardship) until death, retirement or termination of employment.

PROPOSAL 3

APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO CHANGE OUR CORPORATE NAME TO ULTRALIFE CORPORATION

Our Board of Directors has adopted resolutions approving, declaring advisable and recommending that our shareholders approve an amendment to our Certificate of Incorporation to change our formal corporate name from Ultralife Batteries, Inc. to Ultralife Corporation. If approved by our shareholders, the change in our corporate name will become effective upon the filing of a Certificate of Amendment substantially in the form of Appendix A attached to this Proxy Statement with the Delaware Secretary of State. We currently plan to submit the Certificate of Amendment to the Delaware Secretary of State for filing as soon as practicable after receiving the required approval of our shareholders at the Meeting.

The purpose of the proposed name change is to align our corporate name more closely with the business now being conducted by the Company. We are no longer exclusively a battery company. Although battery sales remain a significant portion of our overall business, in recent years we have expanded our business and are now a provider of a wide range of high-energy non-rechargeable and rechargeable power and charging systems for diverse applications in defense and commercial markets. Our Board of Directors believes that the proposed name change will be more expansive in scope, will more accurately reflect our business and will not encumber the Company with a name that limits how our customers and consumers perceive us.

If approved by our shareholders, the change in our formal corporate name will not affect the validity of any of our existing certificates representing shares of our Common Stock that bear the name Ultralife Batteries, Inc. or any warrants or stock options or other equity-based instruments that provide for the issuance of shares of our Common Stock. Our capital structure will not be impacted in any way. If the name change is approved, shareholders with certificated shares may continue to retain their existing certificates and the number of shares of Common Stock represented by those certificates will remain unchanged. Certificates that are issued after the name change becomes effective will bear our new name, Ultralife Corporation. We do not anticipate any change in our Nasdaq trading symbol, ULBI, as a result of the name change.

If the proposal to change our name is not approved, the proposed amendment to our Certificate of Incorporation will not be submitted to the Delaware Secretary of State for filing, and our formal corporate name will remain as Ultralife Batteries, Inc.

Approval of Proposal 3 requires the affirmative vote of holders of a majority of the shares of our Common Stock issued and outstanding as of April 15, 2008.

The Board of Directors recommends a vote in favor of the proposal to approve the amendment to our Certificate of Incorporation to change our corporate name to Ultralife Corporation, and, unless otherwise indicated therein, the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

PROPOSAL 4

APPROVE THE AMENDMENT OF THE
ULTRALIFE AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

On June 10, 2004, our shareholders approved the Ultralife Batteries, Inc. 2004 Restated LTIP (the “LTIP”). Our Board of Directors approved certain amendments to the LTIP on July 26, 2004 and restated the LTIP to reflect those amendments (the “Restated LTIP”). The Restated LTIP was subsequently amended with shareholder approval on June 8, 2006 to increase from 750,000 to 1,500,000 the number of shares of our Common Stock authorized to be issued pursuant to the Restated LTIP.

We believe that long-term incentive awards are invaluable tools for the recruitment, retention and motivation of employees, directors and consultants who can contribute materially to the Company’s success. We have used stock options for such purposes since 1992, and other forms of equity-based compensation since 2004, and we continue to believe that stock options and other forms of equity-based compensation are an appropriate vehicle to incentivize and reward our employees, directors and consultants. As of April 15, 2008, there are outstanding options under all of our equity-based plans to acquire up to 1,685,708 shares of our Common Stock. Of the 1,500,000 shares originally reserved for issuance pursuant to the Restated LTIP, only 68,635 shares remain available for future issuance pursuant to new grants or awards as of April 15, 2008. On December 7, 2007, the Committee awarded our Named Executive Officers and other executive officers conditional options to purchase a total of 82,500 shares of Common Stock at an exercise price of $13.43, which equals the volume weighted average price of the Company’s Common Stock. Such options are conditioned upon the Company’s shareholders approving this amendment to the Restated LTIP to increase the number of shares of Common Stock authorized to be issued pursuant to the Restated LTIP. Our Board of Directors believes that it is important to have additional shares available to provide adequate flexibility to meet our current and future needs.

In order to provide adequate flexibility to meet future needs, on March 6, 2008, the Board of Directors approved an amendment to the Restated LTIP to increase from 1,500,000 to 2,000,000 the number of shares of our Common Stock authorized to be issued pursuant to the Restated LTIP.

The description of the Restated LTIP (as amended) set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Restated LTIP itself. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the Restated LTIP.

The following table provides certain important information concerning our existing equity compensation plans of the Company as of April 15, 2008:

Equity Compensation Plan Information

			Number of
			Securities
			Remaining Available
			for Future Issuance
	Number of		Under Equity
	Securities to be		Compensation Plans,
	Used Upon Exercise	Weighted-Average	Excluding
	of Outstanding	Exercise Price of	Securities
	Options	Outstanding Options	Reflected in Column
Plan Category	(a)	(b) ($)	(a)(c)

Equity Compensation Plans approved by security holders	1,635,708	11.83	68,635
Equity compensation plans not approved by security holders	50,000	12.74	0
Total	1,685,708	11.86	68,635

Summary of Restated LTIP

Purpose.  Like our previous option plans, the purpose of our Restated LTIP is to provide our employees, directors and consultants who are in a position to contribute to our long-term success, with Common Stock and options to acquire Common Stock, to increase their interest in our Company’s welfare and to aid in attracting and retaining employees, directors and consultants of outstanding ability.

Term.  The LTIP was adopted by our Board of Directors on April 27, 2004 and became effective on June 10, 2004 when it was approved by our shareholders. The Restated LTIP was adopted by our Board of Directors on July 26, 2004 after the Annual Meeting of Shareholders. Awards may not be granted under the Restated LTIP after June 9, 2014, but awards granted before then may extend beyond that date.

Administration.  The Restated LTIP is administered by our Compensation and Management Committee, or such other committee as may be designated by our Board of Directors (the ‘‘Committee”); provided, however, that the Committee shall consist of not less than two directors who are “non-employee directors,” within the meaning of Rule 16b-3 under the Exchange Act.

The Committee may allocate all or any portion of its responsibilities and powers under the Restated LTIP to any one or more of its members, our Chief Executive Officer or other senior members of management as the Committee deems appropriate; however, only the Committee may select and grant awards to participants who are subject to Section 16 of the Exchange Act.

The Committee has broad authority in its administration of the Restated LTIP, including, but not limited to, the authority to interpret the plan; to establish rules and regulations for the operation and administration of the plan; to select the persons to receive awards; to determine the type, size, terms, conditions, limitations, and restrictions of awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration and the effect of certain events, such as a change of control in the Company or the participant’s death, disability, retirement or termination as a result of breach of agreement; and to take all other action it deems necessary or advisable to administer the Restated LTIP.

Notwithstanding the Committee’s broad authority to administer the Restated LTIP and the awards issued under the Restated LTIP, the exercise price of any stock option or stock appreciation right granted pursuant to the Restated LTIP may not be subsequently “repriced” without shareholder approval. The term “reprice” means: (1) the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option or stock appreciation right by amendment, cancellation or substitution; (2) the cancellation of a stock option or stock appreciation right when its exercise price exceeds the fair market value of the underlying Common Stock in exchange for another stock option, stock appreciation right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); or (3) the taking of any other action that is treated as a repricing under United States generally accepted accounting principles or by the rules or regulations of any stock exchange on which our securities are traded. The term “reprice” shall not include adjustments made to awards by the Committee upon the occurrence of certain events (as described under “Adjustments Upon Certain Events” below).

To facilitate the granting of awards to participants who are employed or retained outside of the United States, the Committee will be authorized to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.

Eligibility.  All of our employees, directors and consultants are eligible to participate in the Restated LTIP; provided, however, only employees are eligible to receive incentive stock options. Participants in the Restated LTIP will be selected by the Committee from those eligible persons who are in a position to have a material impact on the results of operations of the Company and its subsidiaries. Participants may be selected and awards may be made at any time during the ten-year period following the effective date of the Restated LTIP. As of December 31, 2007, approximately nine executive officers, 930 other officers and employees, seven outside directors and two consultants were eligible to participate in the Restated LTIP.

The selection of those persons within a particular class who will receive awards is entirely within the discretion of the Committee. The Committee has not yet determined how many persons are likely to participate in the Restated

LTIP. The Committee intends, however, to grant most of the Restated LTIP’s awards to those persons who are in a position to have a significant direct impact on the growth, profitability and success of the Company, which would include the participants in our current equity compensation plans.

Shares Available.  A total of 68,635 shares of Common Stock remain available for grant of awards under the Restated LTIP (as amended). In addition, any shares remaining available for issuance under our prior 2000 Option Plan, or shares which become available upon the lapse, expiration, termination or cancellation of outstanding stock options under the 2000 Option Plan, will be available for grant of awards under the Restated LTIP. However, of the total number of shares of Common Stock available for awards under the Restated LTIP, no more than 200,000 shares of Common Stock may be used for awards other than stock options and stock appreciation rights. (The Restated LTIP authorizes the Committee to make equitable adjustments to the authorized number and class of securities to be issued under the Restated LTIP upon the occurrence of certain events, as described under “Adjustments Upon Certain Events” below.) If our shareholders approve the proposed amendment to our Restated LTIP, we will have a total of 568,635 shares of Common Stock available for future award grants.

On December 7, 2007, the Committee awarded our Named Executive Officer and other executive officers conditional options to purchase a total of 82,500 shares of Common Stock at an exercise price of $13.43, which equals the volume weighted average price of the Company’s Common Stock. Such options are conditioned upon the Company’s shareholders approving this amendment to the Restated LTIP to increase the number of shares of Common Stock authorized to be issued pursuant to the Restated LTIP. If this amendment to the Restated LTIP is approved, then the conditional options will be awarded to our executive officers. After the conditional options have been awarded to our executive officers, we will have a total of 486,135 shares of Common Stock available for future award grants.

Types of Awards.  Awards under the Restated LTIP may be in the form of stock options, stock appreciation rights, restricted stock, unrestricted stock and other stock-based awards, or any combination thereof. All awards granted to participants under the Restated LTIP shall be evidenced by an award agreement which specifies the type of award granted pursuant to the Restated LTIP, the number of shares of Common Stock underlying the award and all of the terms governing the award, including, without limitation, terms regarding the vesting, exercisability and expiration of the award. The Committee has exclusive power and authority, consistent with the provisions of the Restated LTIP, to establish the terms and conditions of any award and to waive any such terms or conditions.

Award Limits.  The maximum number of shares with respect to which awards may be paid or granted during each calendar year to any given participant may not exceed 50,000 shares of Common Stock. (The Restated LTIP authorizes the Committee to make equitable adjustments to the number of shares with respect to which awards may be paid or granted during each calendar year to any given participant under the Restated LTIP upon the occurrence of certain events, as described under “Adjustments Upon Certain Events” below.)

Stock Options and Stock Appreciation Rights.  The Committee may grant awards under the Restated LTIP in the form of stock options to purchase shares of Common Stock, which stock options may be non-qualified stock options or incentive stock options for federal income tax purposes. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422A of the Internal Revenue Code. Stock options shall be vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee, but in no event shall a stock option be exercisable more than ten years (five years for incentive stock options issued to certain Control Persons) after the date it is granted. The exercise price per share of Common Stock for any stock option awarded shall not be less than 100 percent (110 percent for incentive stock options issued to certain Control Persons) of the fair market value of a share of Common Stock on the day the stock option is granted, except for stock options granted in assumption or replacement of outstanding awards in connection with specified corporate transactions.

A stock option may be exercised by paying the exercise price in cash or its equivalent, or, to the extent permitted by the Committee, shares of Common Stock, a combination of cash and shares of Common Stock or through the delivery of irrevocable instruments to a broker to sell the shares of Common Stock obtained upon the exercise of the stock option and to deliver to the Company an amount equal to the exercise price.

The Committee may grant stock appreciation rights independent of (“Freestanding SARs”) or in conjunction with (“Tandem SARs”) a stock option. The exercise price of a stock appreciation right shall be an amount determined by the Committee, but in no event shall such amount be less than the fair market value of the Common Stock on the date the stock appreciation right is granted or, in the case of Tandem SARs, the exercise price of the related stock option. Each Freestanding SAR shall entitle the participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price, times (ii) the number of shares of Common Stock as to which the stock appreciation right is exercised. Each Tandem SAR shall entitle the participant to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price per share of Common Stock, times (ii) the number of shares of Common Stock covered by the related stock option which is surrendered. Payment of a stock appreciation right may be made by the Company in shares of Common Stock or in cash or partly in shares of Common Stock and partly in cash, as determined by the Committee.

Stock-Based Awards.  The Committee, in its sole discretion, may grant stock awards (shares of restricted stock or unrestricted stock) and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the Common Stock. Such stock-based awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The restricted period specified in respect of any stock award shall not be less than three years, except that the Committee may (i) provide for the restricted period to terminate at any time after one year upon the attainment of performance-based objectives, and (ii) grant stock awards of up to 30,000 shares of Common Stock without regard to this limitation. Furthermore, the Committee may not terminate the restrictions applicable to outstanding stock awards except in connection with a Change in Control. The Committee may grant an unrestricted stock award only if the Committee determines that such stock award is made in lieu of all or a portion of salary or cash bonus of comparable value.

Withholding.  The Company will be entitled to deduct from any payment to a participant under the Restated LTIP the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to the Company such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Committee may allow a participant to pay the amount of taxes required by law to be withheld from an award by withholding shares of Common Stock to be paid under such award or by permitting the participant to deliver to the Company shares of Common Stock having a fair market value equal to the amount of such taxes.

Adjustments Upon Certain Events.  In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of the Common Stock, the Committee may determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of awards under the Restated LTIP, the maximum award payable under the Restated LTIP, the number and class of shares and the exercise price per share set forth in any award theretofore granted, or any other affected terms of an award or the Restated LTIP as the Committee deems equitable or appropriate.

Effect of Certain Events.  The Committee will have the authority to promulgate rules and regulations to determine the treatment of a participant’s award in the event of the participant’s death, disability or termination. In addition, the Committee shall have the right to extend the period for exercise of any stock option or stock appreciation right, provided such extension does not exceed the term for such stock option or stock appreciation right.

Unless otherwise decided by the Committee and provided in an award agreement, upon a participant’s death or disability prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the Restated LTIP, any such remaining stock options or stock appreciation rights may be exercised within one year after the date of the participant’s death or disability and prior to the expiration of the term thereof, to the extent exercisable on the date of the participant’s death or disability.

Unless otherwise decided by the Committee and provided in an award agreement, upon a participant’s termination for any reason other than death or disability prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the Restated LTIP, any such remaining stock options or stock appreciation rights may be exercised within three months after the date of the participant’s termination and prior to the expiration of the term thereof, to the extent exercisable on the date of the participant’s termination.

Amendment and Termination.  The Board of Directors may, at any time, alter, amend, suspend, discontinue or terminate the Restated LTIP; provided, however, that no such action shall adversely affect the rights of participants to awards previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of Company are listed, shall be obtained in the manner required therein. In addition, the Board of Directors may, at any time and for any reason, with or without prior notice, amend the Plan in any manner, but may not without shareholder approval, adopt any amendment which would: (1) increase the number of shares available under the Restated LTIP; (2) expand the types of awards available; (3) expand the class of persons eligible to participate; (4) extend the term of the Restated LTIP; (5) be a material amendment to the Restated LTIP, including, but not limited to, a change in the method of determining the exercise price of options issued under the Restated LTIP; (6) allow for repricing of options or SARs; or (7) terminate restrictions applicable to awards (except in connection with a grantee’s death, disability or termination of employment or connection with a change in control).

Securities Act Registration

We intend to register the additional shares of Common Stock issuable and purchasable under the Restated LTIP pursuant to a Registration Statement on Form S-8 as soon as practicable, subject to the shareholders’ approval of the amendment to the Restated LTIP at the Meeting.

Tax Status of Restated LTIP Awards

Introduction.  The following discussion of the United States federal income tax consequences of awards under the Restated LTIP, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain foreign, state and local taxes which are not described below.

Incentive Stock Options.  Pursuant to the requirements of Section 422A of the Internal Revenue Code, only employees are eligible to receive incentive stock options. If a stock option is an incentive stock option, no income is realized by the employee upon grant or exercise of the incentive stock option, and no deduction is available to the Company at such times. If the Common Stock purchased upon the exercise of an incentive stock option is held by the employee for at least two years from the date of the grant of such incentive stock option and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates. If the Common Stock purchased pursuant to the incentive stock option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Common Stock at the time of exercise and the exercise price of the incentive stock option, is taxed at ordinary rates as compensation paid to the employee, and the Company is entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the Common Stock at the time of exercise is taxed at capital gains rates.

Non-Qualified Options.  If a stock option is a non-qualified option, no income is realized by the participant at the time of grant of the non-qualified stock option, and no deduction is available to the Company at such time. At the time of exercise (other than by delivery of shares of Common Stock to the Company), ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives an income tax deduction for the same amount. If a non-qualified stock option is exercised by delivering shares of Common Stock to the Company, the number of shares received by the participant equal to the number of shares so delivered are received tax-free and have a tax basis and holding period equal to the shares so delivered. The fair market value of the additional shares received by the participant are taxable to the participant as ordinary income, and the participant’s tax basis in such shares is their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise may be treated as capital gain or loss depending on how long the shares have been held.

Stock Appreciation Rights.  No income is realized by a participant at the time a stock appreciation right is granted, and no deduction is available to the Company at such time. When the stock appreciation right is exercised, ordinary income is realized in the amount of the cash or the fair market value at such time of the shares of Common Stock received by the participant, and we are entitled to a deduction of equivalent value.

Unrestricted Stock and Unrestricted Stock-Based Awards.  Upon the grant of an award of shares of unrestricted stock or another stock-based award which is not restricted, a participant realizes taxable income equal to the cash and fair market value at such time of the shares of Common Stock received by the participant under such award (less the purchase price, if any), and we are entitled to a corresponding tax deduction at that time.

Restricted Stock and Restricted Stock-Based Awards.  Upon the grant of an award of shares of restricted stock or another stock-based award which is restricted, no income is realized by a participant (unless a participant timely makes an election under Section 83(b) of the Code to accelerate the recognition of the income to the date of grant), and the Company is not allowed a deduction at that time; when the award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the participant realizes taxable ordinary income in an amount equal to the cash and the fair market value at the time of vesting of the shares of Common Stock received by the participant under such award (less the purchase price therefor, if any), and we are entitled to a corresponding deduction at such time. If a participant makes an election, as permitted under Section 83(b) of the Code, within 30 days after the date of the transfer by the Company to the participant of the shares of restricted stock or other restricted stock-based award, then the participant recognizes taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of Common Stock to be received by the participant under such award (less the purchase price therefor, if any), and we are entitled to a corresponding deduction at such time.

Stock Price

The closing price of our Common Stock reported on the Nasdaq Stock Market on April 15, 2008, was $11.32 per share.

Required Vote and Board of Directors’ Recommendation

We believe that our best interests will be served by the approval of Proposal 4. Amending the Restated LTIP will enable us to be in a position to grant stock options and other new forms of long-term incentive awards to employees, directors and consultants who can contribute materially to our success.

Approval of Proposal 4 requires the affirmative vote of a majority of shares of the Common Stock duly cast at the Meeting.

The Board of Directors recommends a vote in favor of the proposal to approve the amendment to the Restated LTIP, and, unless otherwise indicated therein, the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The duties and responsibilities of the Audit and Finance Committee are set forth in our Audit and Finance Committee Charter, a copy of which is available on our website at www.ulbi.com under the heading “Investor Relations.” Among other things, the Audit and Finance Committee reviews the adequacy of our systems of internal controls regarding financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. In addition, the Audit and Finance Committee recommends to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, approves the Company’s quarterly filings on Form 10-Q and selects the independent registered public accounting firm to audit our books and records.

The Audit and Finance Committee has:

•	Reviewed and discussed our audited financial statements for 2007 with our management and with BDO Seidman LLP, our independent registered public accounting firm for 2007;

•	Discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) (as modified by SAS 90); and

•	Received from BDO Seidman LLP the written disclosures and the letter from BDO Seidman LLP required by Independence Standards Board Statement No. 1 (Independent Discussions with Audit Committees) and has discussed with BDO Seidman LLP their independence.

The Audit and Finance Committee met with our independent accountants with and without management present and discussed with them the results of their examinations, their evaluations of our internal control over financial reporting, our disclosure controls and procedures and the quality of our financial reporting. Based on the review and discussions referred to above, the Audit and Finance Committee concluded that BDO Seidman LLP is independent and recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2007 for filing with the SEC.

The Audit and Finance Committee:

Paula H.J. Cholmondeley, Chair

Carole Lewis Anderson

Anthony J. Cavanna

OTHER MATTERS

The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act, shareholder proposals intended for inclusion in the proxy statement for our 2009 Annual Meeting of Shareholders must be submitted in writing to the Company to our Corporate Secretary at 2000 Technology Parkway, Newark, New York 14513, and must be received by the Company by January 1, 2009.

Any shareholder proposal submitted for consideration at the Company’s 2009 Annual Meeting of Shareholders but not submitted for inclusion in the proxy statement for that meeting that is received by the Company after March 17, 2009 will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1) of the Exchange Act. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and the proponent of any such proposal does not issue its own proxy statement.

Our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, is included in the Annual Report to Shareholders which accompanies this proxy statement.

By Order of the Board of Directors

Patricia C. Barron
Chair of the Board of Directors

May 1, 2008

Appendix A

CERTIFICATE OF AMENDMENT
TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF
ULTRALIFE BATTERIES, INC.

Ultralife Batteries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, at a meeting duly convened and held on March 6, 2008, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Restated Certificate of Incorporation of Ultralife Batteries, Inc. be amended by changing the First Article to change the name of the corporation so that, as amended, said Article shall read as follows:

“The name of the corporation shall be Ultralife Corporation.”

SECOND:  That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at the annual meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the above mentioned corporation has caused this certificate to be signed by Peter F. Comerford, its Vice President of Administration and General Counsel, this ___ day of June, 2008.

By:
Peter F. Comerford
Vice President of Administration and
General Counsel of Ultralife Batteries, Inc.

Amendment No. 2
to
Ultralife Batteries, Inc.
Amended and Restated 2004 Long-Term Incentive Plan
The definition of “Fair Market Value” as set forth in Section 3(o) of the Ultralife Batteries, Inc. Amended and Restated 2004 Long-Term Incentive Plan is hereby amended in its entirety to read as follows:
     Section 3. Definitions.
(a)	“Fair Market Value” shall mean for any day (i) if the Corporation is a registrant under Section 12 of the Exchange Act, the volume weighted average price (“VWAP”) of the Stock in the over-the-counter market, as determined in accordance with the trading rules of the National Association of Securities Dealers Automated Quotation System or, if the Stock is listed or admitted to trading on any national securities exchange, the VWAP as determined in accordance with the trading rules on such exchange or, (ii) if the Corporation is not a registrant under Section 12 of the Exchange Act, the price of the Stock will be determined by the Board on the date of grant but will not be less than the par value of such Stock.
All of the other provisions of the Ultralife Batteries, Inc. Amended and Restated 2004 Long-Term Incentive Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 2 has been approved by the Board of Directors of Ultralife Batteries, Inc. on the 7th day of September, 2007.

/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and
General Counsel

Amendment No. 1
to
Ultralife Batteries, Inc.
Amended and Restated 2004 Long-Term Incentive Plan
The first sentence of Section 4(a) of the Ultralife Batteries, Inc. Amended and Restated 2004 Long-Term Incentive Plan is hereby amended to read as follows:
     Section 4. Shares of Stock Subject to the Plan.
          (b) In General. The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan (including ISOs) during its term shall not exceed 1,500,000 (plus any shares of Stock which are or become available under Section 2 hereof, which shares shall also be available for the grant or issuance of Awards under the Plan); provided, however, that no more than 200,000 shares of Stock may be used for Awards other than Options or SARs.
The balance of Section 4(a) shall remain the same as shall all of the other provisions of the Ultralife Batteries, Inc. Amended and Restated 2004 Long-Term Incentive Plan.
IN WITNESS WHEREOF, this Amendment No. 1 has been approved by the stockholders of Ultralife Batteries, Inc. on the 8th day of June, 2006.

/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and
General Counsel

ULTRALIFE BATTERIES, INC.
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN
Original Plan Effective June 10, 2004
As Amended by the Board on July 26, 2004
     Section 2. Purpose.
The Plan authorizes the Committee to provide Employees, Directors and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute to the long-term success of the Corporation, with Stock and options to acquire Stock, in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation’s welfare and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.
     Section 3. Successor Plan.
This Plan shall serve as the successor to the Ultralife Batteries, Inc. Amended and Restated 2000 Stock Option Plan (the “Predecessor Plan”), and no further stock options shall be made under the Predecessor Plan from and after the effective date of the Plan. All outstanding stock options under the Predecessor Plan immediately prior to the effective date of the Plan are hereby incorporated into the Plan and shall accordingly be treated as outstanding stock options under the Plan; provided, however, each such stock option shall continue to be governed solely by the terms and conditions of the instrument evidencing such stock option and interpreted under the terms of the Predecessor Plan, and, except as otherwise expressly provided herein, no provision of the Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated stock options with respect to their acquisition of Stock, or otherwise modify the rights or the obligations of the holders of such stock options. Any Stock reserved for issuance under the Predecessor Plan in excess of the number of shares as to which stock options have been granted thereunder, plus any such shares as to which stock options granted under the Predecessor Plan may lapse, expire, terminate or be cancelled, shall be deemed available for issuance or reissuance under Section 4(a) hereof.
     Section 4. Definitions.
Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 4:
          (a) “Award” shall mean any Option, SAR, Stock Award or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Grantee by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.
          (b) “Award Agreement” shall mean the document establishing the terms, conditions, restrictions and limitations of an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

          (c) “Board” shall mean the Board of Directors of the Corporation.
          (d) “CEO” shall mean the Chief Executive Officer of the Corporation.
          (e) “Change in Control” shall mean the occurrence of any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the stockholders of such corporation, immediately after the merger or consolidation, own shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the board of directors of such corporation, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 30% or more of the voting power of the then-outstanding securities of the Corporation.
          (f) “Code” shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.
          (g) “Committee” shall mean the Compensation and Management Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of not less than two Directors who are “Non-Employee Directors,” as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act. The Committee shall be appointed by and serve at the pleasure of the Board.
          (h) “Consultant” shall mean any consultant, advisor or independent contractor retained by the Corporation or its Subsidiaries.
          (i) “Control Person” shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or of any Parent or Subsidiary.
          (j) “Corporation” shall mean Ultralife Batteries, Inc., a Delaware corporation.

          (k) “Director” shall mean any member of the Board.
          (l) “Disability” shall mean permanent and total disability as defined by Section 22(e)(3) of the Code.
          (m) “Employee” shall mean any person employed by the Corporation or its Subsidiaries on a full or part-time basis, including Directors who are otherwise employed by the Corporation or its Subsidiaries.
          (n) “Exchange Act” shall mean the Securities Exchange Act of 1934 as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
          (o) “Fair Market Value” shall mean for any day (i) if the Corporation is a registrant under Section 12 of the Exchange Act, the closing price of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers Automated Quotation System or, if the stock is listed or admitted to trading on any national securities exchange, the last reported sale price on such exchange or, (ii) if the Corporation is not a registrant under Section 12 of the Exchange Act, the price of the Stock will be determined by the Board on the date of grant but will not be less than the par value of such Stock.
          (p) “Grantee” shall mean an Employee, Director or Consultant granted an Award under the Plan.
          (q) “Immediate Family Member” shall mean the transferor and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.
          (r) “ISO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.
          (s) “NQSO” shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.
          (t) “Non-Employee Director” shall mean a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
          (u) “Options” shall refer collectively to NQSOs and ISOs subject to the Plan.
          (v) “Parent” shall mean any parent (as defined in Section 425 of the Code) of the Corporation.
          (w) “Plan” shall mean this 2004 Long-Term Incentive Plan as set forth herein and as amended from time to time.

          (x) “SAR” shall mean a stock appreciation right granted pursuant to Section 9 hereof; a stock appreciation right shall entitle the Grantee to receive a payment equal to the appreciation in a stated number of shares of Stock from the exercise price for that stock appreciation right to the Fair Market Value of the stated number of shares of Stock on the date of exercise.
          (y) “Securities Act” shall mean the Securities Act of 1933 as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
          (z) “Stock” shall mean shares of the Common Stock, par value $.10 per share, of the Corporation.
          (aa) “Stock Award” shall mean an award of shares of Stock or restricted shares of Stock granted pursuant to Section 10 hereof.
          (bb) “Subsidiary” shall mean any subsidiary (as defined in Section 425 of the Code) of the Corporation.
     Section 5. Shares of Stock Subject to the Plan.
          (a) In General. The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan (including ISOs) during its term shall not exceed 750,000 (plus any shares of Stock which are or become available under Section 3 hereof, which shares shall also be available for the grant or issuance of Awards under the Plan); provided, however, that no more than 200,000 shares of Stock may be used for Awards other than Options or SARs. Such amounts shall be subject to adjustment as provided in 0(c) hereof. Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Stock, or are exchanged with the Committee’s permission for Awards not involving Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.
          (b) Maximum Awards Payable. Subject to 0(c) hereof, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Grantee under the Plan for a calendar year is 50,000 shares of Stock.
          (c) Adjustment Upon Changes in Capitalization. In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, then the Committee may determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of Awards under the Plan pursuant to 0Section 1(b) hereof, the maximum Award payable under 0(b) hereof, the number and class of shares and the exercise price per share set forth in any Award theretofore granted, or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate; provided, however, that no such adjustments shall be made to any ISO without the Grantee’s consent, if such adjustment would cause such ISO to fail to qualify as such.
     Section 6. Administration of the Plan.
          (a) In General. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.
          (b) Authority. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:
               (i) determine eligibility for participation in the Plan;
               (ii) select the Grantees and determine the type of Awards to be made to Grantees, the number of shares of Stock subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment or performance criteria;
               (iii) interpret the Plan or any Award Agreement;
               (iv) construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan or an Award Agreement;

               (v) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;
               (vi) promulgate regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;
               (vii) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;
               (viii) promulgate rules and regulations regarding treatment of Awards of a Grantee under the Plan in the event of such Grantee’s death, disability, retirement, termination from the Corporation or breach of agreement by the Grantee, or in the event of a Change in Control of the Corporation;
               (ix) to the extent permitted under the Plan, accelerate the vesting, exercise, or payment of an Award when such action or actions would be in the best interest of the Corporation;
               (x) subject to Section 6(d) hereof, grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation;
               (xi) determine the terms and provisions of any Award Agreements entered into hereunder, including, a provision in an Award Agreement that requires, upon the occurrence of a Change in Control specified in Section 4(e)(iii) hereof, the cancellation for cash of outstanding Awards or the issuance of comparable replacement Awards granted by the successor entity in such event;
               (xii) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and
               (xiii) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.
          (c) Delegation. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Non-Employee Directors may select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.
          (d) Repricing. Except for adjustments pursuant to Section 5(c) hereof, the Committee shall not reprice any Options or SARs unless such action is approved by the stockholders of the Corporation. For purposes of the Plan, the term “reprice” shall mean: (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Option or SAR by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling an Option or SAR when its exercise price exceeds the fair market value of the underlying Stock in exchange for another Option, SAR or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Corporation are traded. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.
     Section 7. Awards.
          (a) Eligibility. Subject to Section 6 hereof, all Employees, Directors and Consultants are eligible to participate in the Plan; provided, however, only Employees are eligible to receive ISOs. The Committee shall determine and designate from time to time those Employees, Directors and Consultants who are to be granted Awards, the nature of each Award granted and the number of shares of Stock subject to each such Award.
          (b) In General. Awards may, at the Committee’s sole discretion, be paid in the form of Options pursuant to Section 8 hereof, SARs pursuant to Section 9 hereof, Stock Awards pursuant to Section 10 hereof, or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Agreement for such Award. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Grantee.
          (c) Foreign Jurisdictions. With respect to Grantees who reside or work outside of the United States, the Committee may, in its sole and absolute discretion, amend the terms of the Plan or Awards with respect to such Grantees in order to conform such terms with the provisions of local law and practice or otherwise as deemed necessary or desirable by the Committee.
     Section 8. Stock Options.
          (a) In General. Awards may be granted in the form of Options. Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Consultants and Directors shall only receive NQSOs.
          (b) Terms of Options. An Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. In addition to any such terms and conditions, the following terms and conditions shall apply to all Options granted under the Plan:

               (i) The exercise price per share of Stock subject to an Option shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such Option is granted, except for Options granted in assumption of or substitution for outstanding awards previously granted by the Corporation or its affiliates or an entity that the Corporation acquires or with which the Corporation combines, in any case in a transaction contemplated by Section 5(c); provided, however, that the exercise price for any ISO granted to a Control Person shall not be less than 110% of such Fair Market Value.
               (ii) The term of each Option shall be determined by the Committee, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.
               (iii) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.
          (c) Exercise of Options. Except as provided in Section 12 hereof, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant. Upon exercise, the exercise price of an Option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Stock to exercise an Option. Options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the Grantee’s exercise. Notwithstanding the foregoing or the provision of any Award Agreement, a Grantee may not pay the exercise price of an Option using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Grantee is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Grantee to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.
     Section 9. Stock Appreciation Rights.
          (a) In General. Awards may be granted in the form of SARs. SARs granted under the Plan may be of two types: an SAR granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”) or granted separately

(“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option.
          (b) Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than the Fair Market Value of the Stock, as determined by the Committee, on the date that the Tandem SAR is granted. If a related Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. All Tandem SARs shall expire not later than ten years from the date of the grant of the SAR.
          (c) Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be defined in the Award Agreement for that SAR and shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the grant of the Freestanding SAR. All Freestanding SARs shall expire not later than ten years from the date of grant of the SAR.
          (d) Exercise of SARs. Except as provided in Section 12 hereof, no SAR granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR. Unless otherwise provided in an Award Agreement, an SAR may be paid in cash, shares of Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.
     Section 10. Stock Awards
          (a) In General. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.
          (b) Restrictions. The Committee may condition, restrict or limit the grant of a Stock Award on the achievement of enumerated performance objectives or, with respect to Stock Awards issued to an Employee or a Consultant, on such Employee’s or Consultant’s continued employment or service to the Corporation through a specified period of time. The restricted period specified in respect of any Stock Award shall not be less than three years, except that the Committee may (i) provide for the restricted period to terminate at any time after one year upon the attainment of performance-based objectives, and (ii) grant Stock Awards of up to 30,000 shares of Stock without regard to this limitation. Furthermore, the Committee may not terminate the restrictions applicable to outstanding Stock Awards except in connection with a Change in Control. The Committee may grant an unrestricted Stock Award only if the Committee determines that such Stock Award is made in lieu of all or a portion of salary or cash bonus of comparable value.
          (c) Rights as Stockholders. During the period in which any shares of Stock received pursuant to a Stock Award are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Grantee to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.
     Section 11. Payment of Awards.
          (a) In General. Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.
          (b) Withholding. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Grantee to pay to the Corporation such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Grantee to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of shares of Stock due as a result of such Award, or by permitting the Grantee to deliver to the Corporation, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Agreement, a Grantee may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Grantee is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Grantee to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.

     Section 12. Effect of Termination of Relationship with the Corporation.
          (a) Committee Rules. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Grantee’s Awards under the Plan in the event of such Grantee’s death, Disability, and termination. In addition, notwithstanding the provisions of this Section 12, the terms of an Award Agreement or the rules and regulations promulgated by the Committee and in effect from time to time, the Committee shall have the right to extend the period for exercise of any Option or SAR, provided such extension does not exceed the term of such Option or SAR.
          (b) Death. Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Grantee’s death prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within one year after the date of the Grantee’s death and then only:
               (i) by the beneficiary designated by the Grantee in a writing submitted to the Corporation prior to the Grantee’s death, or in the absence of same, by the Grantee’s estate or by or on behalf of such person or persons to whom the Grantee’s rights pass under his or her will or the laws of descent and distribution,
               (ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and
               (iii) prior to the expiration of the term of the Option or SAR..
          (c) Disability. Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Grantee’s Disability prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within one year after the date of the Grantee’s Disability and then only:
               (i) by the Grantee or his or her legal representative,
               (ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR on the date of his or her Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and
               (iii) prior to the expiration of the term of the Option or SAR.
          (d) Other Termination. Unless otherwise decided by the Committee and provided in an Award Agreement, the termination of a Grantee’s employment, consulting relationship or term of directorship with the Corporation for a reason other than the Grantee’s death or Disability and prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within three months after the date of the Grantee’s termination and then only:

               (i) by the Grantee or his or her legal representative,
               (ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR on the date of his or her termination, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and
               (iii) prior to the expiration of the term of the Option or SAR.
          (e) Treatment of Intra-Corporation Transfers. In the case of an Employee or Consultant, the transfer between the Corporation and any Subsidiary shall not be deemed to be a termination of employment or consulting relationship, and a change from the status of an Employee to a Consultant or from a Consultant to an Employee shall not be deemed to be a termination of employment or consulting relationship.
     Section 13. General Provisions.
          (a) Award Agreement. Each Award grant shall be evidenced by a written Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve. The terms and provisions of Award Agreements may vary among Grantees and among different Awards granted to the same Grantee. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.
          (b) No Right to Further Awards or Continued Service. The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee’s employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.
          (c) No Right, Title, or Interest in Corporation Assets. No Grantee shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Stock, such rights are granted to the Grantee under the Plan. To the extent any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation and the Grantee shall not have any rights in or against any specific assets of the Corporation. All of the Awards granted under the Plan shall be unfunded and the Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Award.
          (d) Nonassignability.
               (i) Except as otherwise determined by the Committee or as otherwise provided in Section 13(d)(ii) hereof, no Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Award shall be exercisable during the Grantee’s lifetime only by the Grantee.
               (ii) The Committee shall have the discretionary authority to grant NQSOs or amend outstanding NQSOs to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of NQSOs:
                    (A) Except as otherwise permitted by the Committee, in its sole and absolute discretion, only Directors and corporate officers of the Corporation shall be permitted to transfer their NQSOs, and such individuals must be a Director or a corporate officer on the date of transfer.
                    (B) Transfers shall only be permitted to: (1) the transferor’s Immediate Family Members; (2) a trust or trusts for the exclusive benefit of the transferor’s Immediate Family Members; or (3) a family partnership or family limited partnership in which each partner is, at the time of transfer and all time subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.
                    (C) All transfers shall be made for no consideration.
                    (D) Once a NQSO is transferred, any subsequent transfer of such transferred NQSO shall, notwithstanding Section 13(d)(i) hereof to the contrary, be permitted; provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 13(d)(ii), with the exception of Section 13(d)(ii)(A) hereof.
                    (E) In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.
                    (F) In order for a transfer in accordance with Section 13(d)(ii) to be effective, the transferor must agree in writing prior to the transfer on a form provided by the Corporation to pay any and all payroll and withholding taxes due upon exercise of the transferred NQSO. In addition, prior to the exercise of the transferred NQSO by the transferee, arrangements must be made by the Grantee with the Corporation for the payment of any and all payroll and withholding taxes.
                    (G) Upon transfer, a NQSO continues to be governed by and subject to the terms and conditions of the Plan. A transferee of a NQSO is entitled to the same rights as the Grantee to whom such NQSO was originally granted, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant of the NQSO, including provisions relating to expiration date, exercisability, exercise price and forfeiture.

                    (H) The Corporation shall be under no obligation to provide a transferee with any notice regarding the transferred NQSO held by the transferee upon forfeiture or any other circumstance.
          (e) Regulatory Approvals and Listings. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:
               (i) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;
               (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;
               (iii) The obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and
               (iv) The execution by the Grantee (or the Grantee’s legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act and the placement upon certificates for such shares of an appropriate legend in connection therewith.
          (f) In the case of a grant of an Option to any Employee or Consultant of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the Award Agreement relating to such Option.
          (g) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.
          (h) No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Grantee on account of participation in the Plan.

          (i) Amendment or Termination. The Board may, at any time and for any reason, with or without prior notice, suspend, discontinue or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Awards previously granted hereunder. In addition, the Board may, at any time and for any reason, with or without prior notice, amend the Plan in any manner, but may not without stockholder approval, adopt any amendment which would: (i) increase the number of shares available under the Plan; (ii) expand the types of Awards available under the Plan; (iii) expand the class of persons eligible to participate in the Plan; (iv) extend the term of the Plan; (v) be a material amendment to the Plan, including, but not limited to, a change in the method of determining the exercise price of Options issued under the Plan; (vi) allow for repricing of Options or SARs issued under the Plan; (vii) terminate restrictions applicable to Awards (except in connection with a Grantee’s death, Disability or termination of employment or in connection with a Change in Control); or (viii) require the vote of the stockholders if such approval is necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of Corporation are listed.
          (j) Duration of Plan. The Plan was approved by the Board on April 27, 2004, and became effective on June 10, 2004, upon the approval by the stockholders of the Corporation at the 2004 Annual Meeting of the Stockholders. Awards may not be granted under the Plan after June 9, 2014, but Awards theretofore granted may extend beyond that date.
* * * * *

PROXY
ULTRALIFE BATTERIES, INC.
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned hereby appoints John D. Kavazanjian and Peter F. Comerford, or either of them, as proxy for the undersigned, with full power of substitution, to vote all shares of the Common Stock of Ultralife Batteries, Inc. owned by the undersigned at the Annual Meeting of Shareholders of the company to be held on June 5, 2008 at 10:30 A.M. local time, at our corporate offices, which are located at 2000 Technology Parkway, Newark, New York 14513, and at any adjournments of such meeting, on the matters listed in this proxy and described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting and any adjournments thereof. This proxy revokes any prior proxy given by the undersigned.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
ULTRALIFE BATTERIES, INC.
June 5, 2008
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors.
Nominees:
☐	For all nominees	o	Carole Lewis Anderson
☐	Withhold Authority for all	o	Patricia C. Barron
	Nominees	o	Anthony J. Cavanna
☐	For All Except	o	Paula H. J. Cholmondeley
	(See instructions below)	o	Daniel W. Christman
		o	John D. Kavazanjian
		o	Ranjit C. Singh
		o	Bradford T. Whitmore

Instruction:	To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the circle next to each nominee you wish to withhold as shown here:

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	Proposal to ratify the selection of BDO Seidman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.	For ☐	Against ☐	Abstain ☐

3.	Proposal to approve the amendment to our Certificate of Incorporation to change our corporate name to Ultralife Corporation.	For ☐	Against ☐	Abstain ☐

4.	Proposal to approve the amendment of our Amended and Restated 2004 Long-Term Incentive Plan by increasing from 1,500,000 to 2,000,000 the number of shares of our Common Stock authorized to be issued pursuant to that plan.	For ☐	Against ☐	Abstain ☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.
You acknowledge receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated May 1, 2008, describing more fully the proposals listed in this proxy.
This proxy will be voted as specified by you. Unless you withhold authority to vote for one or more of the nominees according to the instructions, your signed proxy will be voted FOR the election of the named nominees for directors and, unless you specify otherwise, FOR the other proposals listed herein and described in the accompanying Proxy Statement.
I plan to attend the meeting in person. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign name exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.